EXHIBIT 10.21









                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                            DATED AS OF MAY 14, 2001

                                      AMONG

                                ZYGO CORPORATION
                            AS BORROWER AND GUARANTOR

                           ZTO PROPERTY HOLDINGS, LLC
                            AS BORROWER AND GUARANTOR

                              ZYGO TERAOPTIX, INC.
                                  AS GUARANTOR

                                       AND

                              FLEET NATIONAL BANK,
                                    AS LENDER


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                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS....................................2
   Section 1.1      Defined Terms..............................................2
   Section 1.2      Terms Generally...........................................17
   Section 1.3      Computation of Time Periods...............................17
   Section 1.4      Conflicting Terms.........................................18

ARTICLE II  AMOUNT AND TERMS OF THE CREDITS...................................18
   Section 2.1      The Loans.................................................18
   Section 2.2      Letters of Credit.........................................18
   Section 2.3      Procedure for Revolving Loans; Certain Conditions;
                    the Revolving Loan Note...................................19
   Section 2.4 Procedure for Construction Loan Advances; Certain Conditions; Conversion to Converted Construction
                    Loan; Construction Loan Note..............................19
   Section 2.5      Procedure for Letters of Credit; Certain Conditions.......21
   Section 2.6      Method of Payment, Direct Debits, Payment Date
                    Adjustments, Application of Payments......................23
   Section 2.7      Use of Proceeds...........................................24
   Section 2.8      Fees......................................................24
   Section 2.9      Interest Rates............................................24
   Section 2.10     Interest Periods and Continuation of Interest Periods.....26
   Section 2.11     Conversion of Loans.......................................27
   Section 2.12     Late Payment..............................................27
   Section 2.13     Repayments and Prepayments of Loans.......................27
   Section 2.14     Illegality................................................28
   Section 2.15     Intentional Omitted.......................................29
   Section 2.16     Basis for Determining LIBOR Base Rate Inadequate
                    or Unfair.................................................29
   Section 2.17     Indemnity.................................................29
   Section 2.18     Intentionally Omitted.....................................30
   Section 2.19     Obligations Absolute......................................30
   Section 2.20     Independent Obligations...................................30
   Section 2.21     Required Hedge............................................31

ARTICLE III  CONDITIONS PRECEDENT.............................................31
   Section 3.1      Conditions Precedent to Effectiveness.....................31
   Section 3.2      Conditions Precedent to Loans.............................33

ARTICLE IV  REPRESENTATIONS AND WARRANTIES....................................33
   Section 4.1      Incorporation, Good Standing, and Due Qualification.......33
   Section 4.2      Corporate Power and Authority.............................34
   Section 4.3      Legally Enforceable Agreement.............................34
   Section 4.4      Governmental Approvals....................................34
   Section 4.5      Financial Statements and Condition: Full Disclosure.......34
   Section 4.6      Other Agreements, No Default..............................35
   Section 4.7      Litigation................................................35
   Section 4.8      Subsidiaries..............................................35

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

   Section 4.10     Operation of Business.....................................35
   Section 4.10     Taxes.....................................................36
   Section 4.11     Federal Reserve Regulations...............................36
   Section 4.12     Fiscal Year...............................................36
   Section 4.13     No Broker's Fees, etc.....................................36
   Section 4.14     Investment Company Act, Public Utility Holding
                    Company Act...............................................36
   Section 4.15     Environmental Matters.....................................36
   Section 4.16     Compliance with Laws......................................37
   Section 4.17     Defaults, Events of Default and Material Adverse Effect...37
   Section 4.18     Labor Disputes and Acts of God............................37
   Section 4.19     ERISA.....................................................38
   Section 4.20     Insurance.................................................38
   Section 4.21     Location of Real Property and Leased Premises.............38
   Section 4.22     Mortgage and Collateral Assignment of Leases and Rentals..38
   Section 4.23     Public Filings............................................38

ARTICLE V  AFFIRMATIVE COVENANTS..............................................38
   Section 5.1      Maintenance of Existence..................................39
   Section 5.2      Maintenance of Records....................................39
   Section 5.3      Business and Properties...................................39
   Section 5.4      Maintenance of Insurance..................................39
   Section 5.5      Obligations and Taxes.....................................40
   Section 5.6      Right of Inspection.......................................40
   Section 5.7      Reporting Requirements....................................40
   Section 5.8      Litigation and other Notices..............................41
   Section 5.9      Collateral................................................41
   Section 5.10     Defend Collateral.........................................41
   Section 5.11     Additional Guarantors.....................................41
   Section 5.15     Further Assurances........................................42
   Section 5.16     Comply with Bank Swap Agreement...........................42

ARTICLE VI  NEGATIVE COVENANTS................................................42
   Section 6.1      Mergers, Consolidations and Acquisitions..................42
   Section 6.2      Change Name; Location or State of Incorporation...........42
   Section 6.3      Fiscal Year...............................................42
   Section 6.4      Declaration of Negative Covenant..........................43

ARTICLE VII  FINANCIAL COVENANTS..............................................43
   Section 7.1      Consolidated Fixed Charge Coverage Ratio..................43
   Section 7.2      Consolidated Senior Funded Debt-to-EBITDA Ratio...........43

ARTICLE VIII  SECURITY........................................................43
   Section 8.1      Security..................................................43

ARTICLE IX  EVENTS OF DEFAULT.................................................43
   Section 9.1      Events of Default.........................................43

ARTICLE X  GENERAL PROVISIONS.................................................46
   Section 10.1     Expenses..................................................46
   Section 10.2     Amendments, Etc...........................................46
   Section 10.3     Notices, Etc..............................................47
   Section 10.4     No Waiver; Remedies.......................................48
   Section 10.5     Successors and Assigns....................................48
   Section 10.6     Transfer of Lender's Interests............................49
   Section 10.7     Costs, Expenses, Indemnification..........................50
   Section 10.8     Right of Setoff...........................................51
   Section 10.9     Governing Law; Jurisdiction; Waivers......................52
   Section 10.10    Payment Set-Aside.........................................53
   Section 10.11    Entire Agreement, Severability of Provisions..............53
   Section 10.12    Waivers of Jury Trial, Consequential Damages, Etc.........54
   Section 10.13    Replacement of a Note or other Loan Document..............54
   Section 10.14    Survival of Agreement.....................................54
   Section 10.15    Construction..............................................55
   Section 10.16    Captions..................................................55
   Section 10.17    Counterparts..............................................55

EXHIBITS:

Exhibit A         Form of Revolving Loan Note
Exhibit B         Form of Construction Loan Note

SCHEDULES:

Schedule A        Construction Loan Terms and Conditions Schedule
Schedule 4.7      Litigation
Schedule 4.8      Subsidiaries
Schedule 4.15     Environmental Matters
Schedule 4.20     Insurance
Schedule 4.21(a)  Real Property-Owned
Schedule 4.21(b)  Real Property-Leased
Schedule 6.2      Business Locations

                      AMENDED AND RESTATED CREDIT AGREEMENT

     AMENDED AND RESTATED CREDIT AGREEMENT ("AGREEMENT"), dated as of the 14th day of May, 2001, by and among ZYGO CORPORATION, a Delaware corporation with its principal place of business located at Laurel Brook Road, Middlefield, Connecticut 06455 ("ZYGO"), ZTO PROPERTY HOLDINGS, LLC, a Delaware limited liability company with its principal place of business located at 20 Walkup Drive, Westborough, Massachusetts 01581 ("ZTO"), ZYGO TERAOPTIX, INC., a Delaware corporation with its principal place of business located at 100 Kuniholm Drive, Holliston, Massachusetts 01746 ("TERAOPTIX" and together with Zygo and ZTO, the "OBLIGORS") and FLEET NATIONAL BANK, a national banking institution with a place of business at 777 Main Street, Hartford, Connecticut 06115 ("LENDER")

                                    PREAMBLE

     WHEREAS, Zygo and Lender are parties to that certain Loan Agreement dated June 3, 1997, as amended by a First Amendment to Loan Agreement dated March 1, 2000 (as amended, the "EXISTING LOAN AGREEMENT"), pursuant to which Lender has extended to Zygo a revolving loan in the original principal amount of up to $3,000,000 (the "EXISTING REVOLVING LOAN"), made pursuant to the terms and conditions of, and as evidenced by, in addition to the Existing Loan Agreement, a Promissory Note dated June 4, 1997 from Zygo to Lender in such amount (the "EXISTING REVOLVING LOAN NOTE");

     WHEREAS, the Lender has also extended to Zygo a $5,000,000 bridge loan (the "BRIDGE LOAN") as evidenced by a Promissory Note in the original principal amount of $5,000,000 dated November 29, 2000; and

     WHEREAS, TeraOptix guaranteed all obligations of the Zygo to the Lender under the Bridge Loan pursuant to a Continuing Guaranty Agreement dated November 29, 2000 (the "EXISTING GUARANTY"); and

     WHEREAS, the Obligors have requested Lender, and Lender has agreed: (a) to extend to ZTO a $12,560,000 construction line of credit-to-permanent term loan, the proceeds of which will be used by ZTO to repay the Bridge Loan and to finance the construction on the Property (as defined below) of an approximately 80,000 square foot expansion to the facility at which TeraOptix conducts or will conduct its business, and (b) to extend the maturity date of the Existing Revolving Loan to November 22, 2001; and

     WHEREAS, the Obligors and Lender desire to amend and restate the Existing Loan Agreement and certain of the other Loan Documents (as such term is defined in the Existing Loan Agreement) in order to memorialize their understandings and agreements with respect to the foregoing, and further desire to confirm that the terms and provisions of this Agreement and the other Loan Documents (as such term is defined below) shall supersede and replace the Existing Loan Agreement, the other Loan Documents and control and govern the Loans, including, but not limited to, the Existing Revolving Loan.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties to this Agreement do each hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.1 Defined Terms. The following capitalized terms are used in this Agreement with the respective meanings set forth in this Section 1.1:

     "Adjustment Date" means the Initial Adjustment Date and each date thereafter which is the first day following Lender's actual receipt of both of
(a) the applicable quarterly compliance certificate of Zygo required under
Section 5.7(b) hereof, and (b) either (i) Zygo's quarterly consolidated financial statements required to be delivered under Section 5.7(b) hereof for the quarterly and fiscal year-to-date periods ending on the last day of each of the first three (3) fiscal quarters of Zygo, or (ii) Zygo's consolidated annual financial statements required to be delivered under Section 5.7(a) hereof, as applicable.

     "Affiliate" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with, the Person specified and shall include another Person who Controls ten percent (10%) or more (on a fully diluted basis) of the voting securities or other equity interest of the Person specified.

     "Agreement" means this Amended and Restated Credit Agreement, as amended, restated, supplemented, or otherwise modified and in effect from time to time.

     "Applicable Margin" means for each LIBOR Loan then outstanding:

     (a) for the period commencing on the date hereof and ending on the day immediately preceding the Initial Adjustment Date, 1.0% above the applicable LIBOR Rate; and

     (b) for each period commencing on an Adjustment Date (including, but not limited to, the Initial Adjustment Date) and ending on the day immediately preceding the next Adjustment Date, the percentage rate set forth below opposite the level of Zygo's consolidated financial performance as measured by its Consolidated Leverage Ratio as of the end of its most recent fiscal quarter for the then ended Rolling Period (as determined on the basis of the financial statements required to be delivered in respect of such Adjustment Date):

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--------------------------------------------------------------------------------
                                                               LIBOR
       LEVEL             CONSOLIDATED LEVERAGE RATIO          MARGIN
--------------------------------------------------------------------------------
         I                         =>1.25x                     1.50%
--------------------------------------------------------------------------------
        II                      =>.75x < 1.25x                 1.25%
--------------------------------------------------------------------------------
        III                         <.75x                      1.00%
--------------------------------------------------------------------------------

     By way of illustration, if Zygo's Consolidated Leverage Ratio on June 30, 2001 is .70 to 1.0, then, effective on the first day following the date upon which Zygo's June, 2001 quarterly compliance certificate and quarterly financial statements are received by Lender, the interest rate applicable to the LIBOR Loans shall be adjusted (if not the same) to be priced at the LIBOR Rate plus 1.00%.

     "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions of drawing).

     "Bank Swap Agreement" means each Swap Agreement between ZTO and Lender whether now existing or hereafter arising, together with any and all Schedules and all Confirmations related thereto, including without limitation, the Schedules and/or Confirmations related to the Converted Construction Loan, if any.

     "Bridge Loan" means that term as defined in the preamble to this Agreement.

     "Business Day" means a day other than a Saturday, Sunday, or a day on which banks in the State of Connecticut or Commonwealth of Massachusetts are required or authorized by law to be closed.

     "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) of the Obligors during such period that, in accordance with GAAP, are or should be included in "additions to property, plant and equipment" or similar items reflected in the consolidated statement of cash flows of the Obligors for such period (including the amount of assets leased in connection with any Capital Lease Obligation).

     "Capital Lease Obligations" means all obligations of the Obligors to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would properly be classified and accounted for as Capital Leases on the consolidated balance sheet of the Obligors under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Leases" means all leases of property (whether real, personal or mixed) which have been or should be capitalized on the books of the lessee thereof in accordance with GAAP.

     "CMLTD" means, for any period with respect to all Debt of the Obligors which, in accordance with GAAP, may be properly classified as long-term debt, the portion of such Debt which was due and payable (whether or not paid) during such period, including, but not limited to, Capital Lease Obligations payable during such period.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means all the "Collateral" and "Property" as defined in any Security Document and all other property now or hereafter subject to the Liens granted in the Security Documents.

     "Collateral Assignment of Architect's Contract" means that certain Collateral Assignment of Architect's Contract from TeraOptix to the Lender dated as of the date hereof.

     "Collateral Assignment of General Contractor's Contract" means that certain Collateral Assignment of General Contractor's Contract from TeraOptix to the Lender dated as of the date hereof.

     "Collateral Assignments of Leases and Rentals" means that certain Collateral Assignments of Leases, Rentals and Property Income from ZTO in favor of Lender dated of even date herewith relating to the Westborough Property.

     "Commitments" means the Revolving Loan Commitment, the L/C Commitment and the Construction Loan Commitment.

     "Commitment Fee" means that term as defined in Section 2.8.

     "Consolidated Fixed Charge Coverage Ratio" means, for each applicable Rolling Period, the ratio of (a) EBIDA for such period, to (b) the sum of (i) CMLTD for such period, (ii) Interest Expense for such period, and (iii) Distributions made by any of the Obligors for such period.

     "Consolidated Leverage Ratio" means, for each applicable Rolling Period, the ratio of (a) Total Funded Debt as of the end of such period, to (b) EBITDA for such period.

     "Consolidated Senior Funded Debt-to-EBITDA Ratio" means, for each applicable Rolling Period, the ratio of (a) Senior Funded Debt as of the end of such period, to (b) EBITDA for such period.

     "Construction Loan Advance" means that term as defined in Section 2.1(b).

     "Construction Loan Commitment" means Lender's commitment to make Construction Loans to ZTO pursuant to Section 2.1(b) in an aggregate principal amount not to exceed at any time outstanding TWELVE MILLION FIVE HUNDRED SIXTY THOUSAND AND NO/100 DOLLARS ($12,560,000).

     "Construction Loan Conversion Date" means February 14, 2002.

     "Construction Loan Note" means the construction loan promissory note of ZTO dated the date of this Agreement and payable to the order of Lender in substantially the form of Exhibit B hereto, evidencing the Obligations arising under the Construction Loans and the Converted Construction Loan, and any and all substitutions and replacements thereof, all as the same may be amended and/or modified from time to time.

     "Construction Loan Notice of Borrowing" means that term as defined in
Section 2.4(a).

     "Construction Loan Terms and Conditions Schedule" means the
Construction Loan Terms and Conditions attached hereto as Schedule A.

     "Contaminant" means any pollutants, hazardous or toxic substances or wastes or contaminated materials, including, but not limited to, oil and oil products, asbestos, asbestos containing materials, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, flammables, explosives, radioactive materials, laboratory wastes, biohazardous wastes, chemicals, elements, compounds or any other materials and substances (including materials, substances or things which are composed of or which have as constituents any of the foregoing substances), which are or may be subject to regulation under, or the Release of which or exposure to which is prohibited, limited or regulated under, any Environmental Law.

     "Control" means the possession, directly or indirectly, of the legal power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms "Controlling" and "Controlled" shall have the meanings correlative thereto.

     "Converted Construction Loan" means that term as defined in Section 2.4(c).

     "Debt", of any Person, means, without duplication: (a) all indebtedness or liability of such Person for borrowed money, or with respect to deposits or advances of any kind; (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person; (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (including trade obligations and accrued obligations incurred in the ordinary course of business which are not more that sixty (60) calendar days past due); (e) all indebtedness or liability of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (f) all obligations of such Person under Capital Leases; (g) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements; (h) current liabilities of such Person in respect of any Plan; (i) obligations of such Person under letters of credit, bankers acceptances or comparable arrangements; (j) all obligations of such Person under guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations of such Person to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; and (k) all other indebtedness of such Person that in accordance with GAAP is classified as liabilities upon the balance sheet of such

Person or to which reference is made by footnotes thereto. The Debt of any Person (x) shall include the Debt of any partnership in which such Person is a general partner, and (y) in the case of any limited recourse liability, shall not exceed the amount of such recourse.

     "Default" means an event or condition the occurrence or existence of which, with the lapse of time or the giving of a required notice, or both, would constitute an Event of Default.

     "Default Rate" means that term as defined in Section 2.9(b).

     "Distributions" means, as to any Person, the following: (a) the declaration or payment of any dividend or distribution (whether in cash, property or otherwise) on or in respect of the shares of any class of capital stock or of the equivalent equity interests of such Person, except dividends payable solely in such shares or equity interests; and (b) any other dividend or distribution for any purpose by such Person (however characterized, except for salaries, directors' fees, bonuses and other forms of compensation for services rendered to such Person), including without limitation, inter-company loans and guarantees, to or for the benefit of any or all of its shareholders or equity holders, Affiliates and/or Subsidiaries, whether paid on or in respect of the shares of any class of capital stock or equivalent equity interests of such Person or otherwise.

     "Dollar" and the sign "$" means lawful money of the United States of America.

     "Drawdown Date" means the date on which any Revolving Loan or any Construction Loan Advance is made.

     "EBIDA" means, for any period, the sum of (a) Net Income for such period,
(b) Interest Expense for such period, and (c) amortization and depreciation deducted in determining such Net Income.

     "EBITDA" means, for any period, the sum of (a) Net Income for such period,
(b) any provision for (or less any benefit from) income and franchise taxes included in the determination of such Net Income, (c) Interest Expense for such period, and (d) amortization and depreciation deducted in determining such Net Income.

     "Environment" means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

     "Environmental Claim" means any accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, the U.S. Environmental Protection Agency, any other Governmental Authority or any other Person, for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the Environment caused by any Contaminant, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuance of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Contaminant, (c) the presence, use, handling, transportation, storage, treatment, or disposal of any Contaminant, or (d) the violation or alleged violation of any Environmental Law.

     "Environmental Indemnity Agreement" means that certain Environmental Indemnity Agreement among the Obligors and the Lender dated as of the date hereof relating to the Westborough Property.

     "Environmental Law" means any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the management, use, treatment, storage, disposal, transportation, transfer, generation, processing, production, refining, control, handling, Release or threatened Release of any Contaminant or to health and safety matters (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.9601 et seq. (collectively, "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.6901 et seq.; the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.1251 et seq.; the Clean Air Act of 1970, as amended, 42 U.S.C. ss.7401 et seq.; The Toxic Substances Control Act of 1976, as amended, 15 USC ss.2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986 (also known as SARA Title III), as amended, 42 USC ss. 11001 et seq.; the Safe Drinking Water Act of 1974, as amended, 42 USC ss.300(f) et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 USC ss.136 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 USC ss.651 et seq.; the Endangered Species Act, as amended, 16 USC ss.1531 et seq.; the National Environmental Policy Act, as amended, 42 USC ss.4321 et seq.; the Rivers and Harbors Act of 1899 33 USC ss.401 et seq., and any similar or implementing state or local law, rule or regulation); all laws, rules and regulations governing underground or above-ground storage tanks, conditioning transfer of property upon a form of negative declaration or other approval of a Governmental Authority of the environmental condition of a property or requiring the disclosure of conditions relating to Contaminants in connection with transfer of title to or interest in property; conditions or requirements imposed in connection with any Environmental Permits; government orders and demands and judicial orders pursuant to any of the foregoing; any and all other laws, rules and regulations of any Governmental Authority relating to the protection of human health or the Environment from Contaminants; and all amendments or regulations promulgated under any of the foregoing.

     "Environmental Permit" means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations and published official interpretations thereunder and judicial interpretations thereof.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) which, together with any of the Obligors, is treated as a single employer under
Section 414(b), (c) (m) or (o) of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan, whether or not notice is waived; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or
Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by any Obligor or any ERISA Affiliate from the PBGC of any notice relating to the intention to terminate any Plan or to appoint a trustee to administer any Plan or the intention to terminate any Plan subject to Title IV of ERISA; (g) the receipt by any Obligor or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which any Obligor or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which any Obligor or any such Subsidiary could otherwise be liable; (i) the notice of the IRS with respect to any defect with respect to the qualification of any Plan; (j) the voluntary or involuntary correction of any form or operational defect with respect to any Plan or the failure to correct any known defect; (k) the imposition of any retroactive rate increase or other charge with respect to any Welfare Plan; (l) the failure to timely remit contributions to any Plan pursuant to ERISA Regulations sections 2510.3-102; and (m) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in a Material Adverse Effect.

     "Event of Default" means any of the events specified in Section 9.1.

     "Existing Loan Agreement" means that term as defined in the preamble to this Agreement.

     "Existing Loan and Security Documents" means the Existing Loan Agreement and the other Loan Documents (as that term as defined in the Existing Loan Agreement).

     "Existing Revolving Loan Note" means that term as defined in the preamble to this Agreement.

     "Fiscal Year" means the fiscal year of Zygo ending on June 30th of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

     "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

     "Guarantor" means, initially, TeraOptix, ZTO and Zygo and hereafter, shall include each other subsidiary of any of the Obligors accounting for ten percent (10%) or more of the consolidated assets or consolidated revenues of the Obligors and their Subsidiaries.

     "Guaranty Agreement" means, initially, those certain Continuing Guaranty Agreements dated of even date herewith executed by each of TeraOptix, ZTO and Zygo in favor of Lender and hereafter, shall include each other guaranty agreement entered into by any other Guarantor on or after the date hereof as required hereby, in each case as amended, restated, supplemented, or otherwise modified and in effect from time to time.

     "Head Office" means the principal office of Lender at 777 Main Street, Hartford, Connecticut.

     "Initial Adjustment Date" means the first day following Lender's receipt of Zygo's consolidated annual financial statements required to be delivered under
Section 5.7(a) hereof for the Fiscal Year ending on June 30, 2001.

     "Interest Expense" means, for any period, the consolidated interest expense net of interest income of the Obligors for such period (whether paid or accrued) on all Debt outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including without limitation, payments consisting of interest in respect of Capital Leases.

     "Interest Period" means (a) as to any Revolving Loan or Construction Loan Advance or any portion or portions thereof which bears interest at a rate determined by reference to the LIBOR Rate, an available period of one (1) month commencing on the date upon which such Loan is made or is continued as a LIBOR Loan or is converted from a Prime Rate Loan to a LIBOR Loan, as the case may be, and shall end on the last London Business Day of such Interest Period, and (b) as to the Converted Construction Loan, or any portion or portions thereof which bears interest at a rate determined by reference to the LIBOR Rate, an available period of one (1) month commencing on the Construction Loan Conversion Date or the date upon which such Loan is continued as a LIBOR Loan or is converted from a Prime Rate Loan to a LIBOR Loan, as the case may be, and shall end on the last London Business Day of such Interest Period; PROVIDED, HOWEVER, that the foregoing provisions are subject to the following:

          (i) if any Interest Period would otherwise end on a day which is not a London Business Day, such Interest Period shall be extended to occur on the next succeeding London Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding London Business Day;

          (ii) any Interest Period that begins on the last London Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last London Business Day of a calendar month;

          (iii) no Interest Period shall end after the Maturity Date of the applicable Loan;

          (iv) no Interest Period with respect to any Construction Loan Advance shall end after the Construction Loan Conversion Date; and

          (v) no Interest Period with respect to the Converted Construction Loan shall end after any regularly scheduled principal payment date set forth in the Construction Loan Note.

     "L/C Commitment" means the Lender's commitment to issue standby and/or commercial Letters of Credit pursuant to Section 2.2 of this Agreement in an outstanding face amount not to exceed at any time THREE MILLION AND NO/100 DOLLARS ($3,000,000).

     "L/C Disbursement" means a payment or disbursement made by the Lender pursuant to a standby and/or commercial Letter of Credit.

     "Legal Requirements" means, as to such Person, all Federal, state and local statutes, ordinances, by-laws, codes, rules, rulings, regulations, licenses, permits, approvals, restrictions, orders, judgments, decrees, writs, judicial or administrative interpretations and injunctions (including, without limitation, licensing and other regulatory statutes, ERISA, the Code, the terms of each Plan and each Welfare Plan, and the United States Occupational Safety and Health Act of 1970, as amended), whether now or hereafter enacted, promulgated or issued by any Governmental Authority affecting such Person or the ownership and/or operation of such Person's business and/or assets.

     "Lender" means Fleet National Bank, or any successors or assigns thereof.

     "Lender Parties" means that term as defined in Section 10.7(a).

     "Letter of Credit" means each standby and/or commercial letter of credit issued by the Lender pursuant to Section 2.2 hereof for the account of Zygo.

     "Letter of Credit Annual Fee" means for each Letter of Credit then outstanding:

               (a) for the period commencing on the date hereof and ending on the day immediately preceding the Initial Adjustment Date, a per annum fee equal to 1.0% of the face amount of such Letter of Credit; and

               (b) for each period commencing on an Adjustment Date (including, but not limited to, the Initial Adjustment Date) and ending on the day immediately preceding the next Adjustment Date, a per annum fee equal to the percentage of the face amount of such Letter of Credit set forth below opposite the level of Zygo's consolidated financial performance as measured by its Consolidated Leverage Ratio as of the end of its most recent fiscal quarter for the then ended Rolling Period (as determined on the basis of the financial statements required to be delivered in respect of such Adjustment Date):

--------------------------------------------------------------------------------
                                                         LETTER OF CREDIT
      LEVEL            CONSOLIDATED LEVERAGE RATIO         ANNUAL FEE
--------------------------------------------------------------------------------
        I                        =>1.25x                     1.50%
--------------------------------------------------------------------------------
       II                     =>.75x < 1.25x                 1.25%
--------------------------------------------------------------------------------
       III                        <.75x                      1.00%
--------------------------------------------------------------------------------

     By way of illustration, if Zygo's Consolidated Leverage Ratio on June 30, 2001 is .70 to 1.0, then, effective on the first day following the date upon which Zygo's June, 2001 quarterly compliance certificate and quarterly financial statements are received by Lender, the Letter of Credit Annual Fee applicable to each outstanding Letter of Credit shall be adjusted (if not the same) to a per annum fee equal to 1.0% of the face amount of such Letter of Credit.

     "Letter of Credit Fees" means that term as defined in Section 2.8(b).

     "LIBOR Base Rate" means, as applicable to any LIBOR Loan, the rate per annum as determined on the basis of the offered rates for deposits in Dollars, for a period of time comparable to the Interest Period applicable to such LIBOR Loan, which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) London Business Days prior to the first day of the Interest Period applicable to such LIBOR Loan; PROVIDED, HOWEVER, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Base Rate shall be the rate (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to the Interest Period applicable to such LIBOR Loan which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. London time on the day that is two (2) London Business Days prior to the first day of the Interest Period applicable to such LIBOR Loan as selected by Lender. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer that two (2) quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to the Interest Period applicable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) London Business Days prior to the first day of the Interest Period applicable to such LIBOR Loan. In the event that Lender is unable to obtain any such quotation as provided above, it will be deemed that a LIBOR

                                      -11

Loan is unavailable and, accordingly, such requested LIBOR Loan shall initially be made as, or be converted to, a Prime Rate Loan, as the case may be.

     "LIBOR Loan" means any Revolving Loan, any Construction Loan Advance or the Converted Construction Loan, or any portion or portions of any thereof, at such time as the same bears interest at a rate determined by reference to the LIBOR Rate.

     "LIBOR Rate" means, for any LIBOR Loan for any Interest Period, an interest rate per annum determined pursuant to the following formula, as adjusted from time to time in order to reflect changes in the Reserve Percentage:

                  LIBOR Rate  =       LIBOR Base Rate
                                      ----------------------
                                      1 - Reserve Percentage

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, whether based on common law, statute, or contract, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan" means, as the context requires, a Revolving Loan, a Construction Loan Advance or the Converted Construction Loan.

     "Loan Documents" means all now existing or hereafter arising instruments, loan agreements and any other agreements and documents governing, evidencing, guarantying, securing or otherwise relating to any or all of the Obligations, together with all amendments, modifications, renewals or extensions thereof, including without limitation, this Agreement, the Notes, the Security Documents, the Environmental Indemnity Agreement, the Guaranty Agreement, the Bank Swap Agreements, the Reimbursement Agreements, the Existing Loan and Security Documents (if and to the extent not otherwise expressly superseded by another Loan Document), and all other promissory notes, guaranties, mortgages, security documents, deeds to secure debt, deeds of trust, pledges, assignments, contracts, negative pledges, powers of attorney, landlord waivers, trust account agreements, and written matters, whenever executed and delivered to Lender, with respect to the transactions contemplated by this Agreement.

     "London Business Day" means a Business Day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London, England.

     "Margin Stock" means that term as defined in Regulation U.

     "Material Adverse Effect" means (a) a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Obligors, taken as a whole, (b) material impairment of the validity or enforceability of this Agreement or any of the other Loan Documents as against any Obligor, (c) material impairment of the ability of Lender to enforce any of the rights and remedies of Lender hereunder or under any other Loan Document, or (d) material impairment of the ability of any Obligor to perform their respective obligations under any Loan Document to which any of them is or will be a party

     "Maturity Date" means (a) with respect to the Revolving Loan Commitment, November 22, 2001, and any subsequent date to which such Maturity Date may be extended by Lender in writing in its sole and absolute discretion, (b) with respect to the L/C Commitment, November 22, 2001, and (c) with respect to the Converted Construction Loan, May 14, 2007.

     "Mortgage" means that certain Mortgage and Security Agreement with Assignment of Rents and Fixture Filing of ZTO in favor of Lender dated the date hereof pursuant to which ZTO has granted to Lender a Lien on all of its rights, title and interests in and to the Westborough Property.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Obligor or any ERISA Affiliate (a) is making or accruing an obligation to make contributions, or (b) has within any of the preceding five plan years made or accrued an obligation to make contributions and has any Withdrawal Liability which has not been satisfied in full.

     "Net Income" means, for any period, the consolidated net income (or loss) for such period of the Obligors determined in accordance with GAAP, but excluding extraordinary or non-recurring gains or losses, as defined under GAAP, net of related tax effects.

     "Notes" means (a) the Revolving Loan Note, and (b) the Construction Loan Note.

     "Obligations" means all loans, advances, interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), Debt (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), liabilities, obligations, guaranties, indemnities, covenants and duties at any time owing by any of the Obligors to Lender, of every kind and description, whether or not evidenced by any note or other instrument, whether or not for the payment of money, whether direct or indirect, primary or secondary, absolute or contingent, due or to become due, now existing or hereafter arising, including, but not limited to, the Obligations arising under the Notes, the Bank Swap Agreements, the Reimbursement Agreements or any of the other Loan Documents, and all reasonable costs, expenses, fees, charges and attorneys' (both outside and in-house), paralegals' and professional fees incurred in connection with any of the foregoing, or in any way involving or relating to the preservation, enforcement, protection or defense of, or realization under this Agreement, any of the Notes, the Bank Swap Agreement, any of the Reimbursement Agreement or any of the other Loan Documents, any related agreement, document or instrument, and the rights and remedies hereunder or thereunder, including without limitation, all reasonable costs, expenses and fees incurred in connection with any "workout" or default resolution negotiations involving legal counsel or other professionals and further in connection with any re-negotiation or restructuring of the indebtedness evidenced by this Agreement, any of the Notes, the Bank Swap Agreement, any of the Reimbursement Agreements and/or any of the other Loan Documents.

     "Obligors" has the meaning set forth in the beginning of this Agreement and shall include hereafter any Person who becomes a Guarantor after the date hereof pursuant to Section 5.14 hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means any natural person, sole proprietorship, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, organization, joint venture, institution, Governmental Authority, or other entity of any nature whatsoever.

     "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of ERISA or the Code, and in respect of which any Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA or Section 414 of the Code.

     "Prime Rate" means, at any time of reference, the variable per annum rate of interest so designated from time to time by the Lender as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

     "Prime Rate Loan" means any Revolving Loan, any Construction Loan Advance or the Converted Construction Loan, or any portion or portions of any thereof, at such time as the same bears interest at a rate determined by reference to the Prime Rate.

     "Property" means each real property owned, leased or occupied by any Obligor, including, but not limited to, the Westborough Property.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Reimbursement Agreement" means that term as defined in Section 2.5(a) hereof.

     "Release" means any spilling, leaking, migrating, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Contaminant in, into, onto or through the Environment.

     "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any way address any Contaminant in the Environment, (ii) prevent the Release or threat of Release, or minimize the further Release of any Contaminant so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment, or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

     "Reserve Percentage" means, for any Interest Period for all LIBOR Loans, the maximum reserve percentage requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D (or in the case of the fallback rate under the Bank Swap Agreement, if applicable, for the type of deposits or liabilities on which the fallback rate is based).

     "Revolving Loan" means that term as defined in Section 2.1(a).

     "Revolving Loan Commitment" means Lender's commitment to make Revolving Loans to Zygo pursuant to Section 2.1(a) in an aggregate principal amount not to exceed at any time outstanding THREE MILLION AND NO/100 DOLLARS ($3,000,000).

     "Revolving Loan Note" means the Replacement Revolving Loan Promissory Note of Zygo payable to the order of Lender, a copy of which is attached hereto as Exhibit A attached hereto, evidencing the Obligations arising from the Revolving Loans, and any and all substitutions and replacements thereof, all as the same may be amended and/or modified from time to time, which Revolving Loan Note shall amend to the extent it amends, restate to the extent it restates, supersede and replace the Existing Revolving Loan Note in its entirety. The amendment and restatement of the Existing Revolving Loan Note shall in no way be construed as a novation of Zygo's indebtedness to Lender evidenced by the Existing Revolving Loan Note.

     "Revolving Loan Notice of Borrowing" means that term as defined in Section 2.3(a).

     "Rolling Period" means, with respect to any fiscal quarter of Zygo, such fiscal quarter and the three consecutive fiscal quarters immediately prior thereto.

     "Security Documents" means the Mortgage, the Collateral Assignment of Leases and Rentals, the Collateral Assignment of Architect's Contract, the Collateral Assignment of General Contractor's Contract and all other Loan Documents, contracts, assignments, instruments and the like now or hereafter securing all or a portion of the Obligations.

     "Senior Funded Debt" means Total Funded Debt minus Subordinated Debt.

     "Solvent" means, as to any Person, that such Person (a) has capital sufficient to carry on its business and transactions in accordance with all material Legal Requirements and all business and transactions in which it is about to engage; (b) is able to pay its Debts as they mature; and (c) owns property whose fair salable value is greater than the amount required to pay its Debts.

     "Subordinated Debt" means any and all Debt of any of the Obligors which is fully and absolutely subordinated in right of payment to the full and final payment in cash of the Obligations pursuant to written agreements satisfactory to Lender as to form and substance, in its sole discretion, as evidenced by its written approval thereof.

     "Subsidiary" means, with respect to any Obligor, any corporation, partnership, association, limited liability company or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or more than fifty percent (50%) of the general partnership interests are, at the time any determination is being made, owned, Controlled, or held by such Obligor or one or more Subsidiaries of such Obligor.

     "Swap Agreement" means the ISDA Master Agreement or any other swap agreement (as defined in 11 United States Code Section 101), including the Schedules and all Confirmations related thereto (as such terms are defined in the ISDA Master Agreement).

     "Total Funded Debt" means the consolidated indebtedness and liability of the Obligors for borrowed money.

     "Type", when used in respect of any Loan, shall refer to the Rate by reference to which interest on such Loan is determined. For purposes hereof, the term "Rate" shall include the LIBOR Rate and the Prime Rate.

     "Unused Construction Loan Commitment" means, at any time, (a) the Construction Loan Commitment minus (b) the aggregate principal amount of all Construction Loan Advances outstanding at such time (without giving effect to the requested Construction Loan Advance).

     "Unused L/C Commitment" means, at any time, (a) the L/C Commitment minus
(b) the sum of (i) the aggregate Available Amount of all Letters of Credit outstanding at such time (without giving effect to the requested Letter of Credit) and (ii) the aggregate amount of all unreimbursed L/C Disbursements at such time.

     "Unused Revolving Loan Commitment" means, at any time, (a) the Revolving Loan Commitment minus (b) the aggregate principal amount of all Revolving Loans outstanding at such time (without giving effect to the requested Revolving Loan) minus (c) the aggregate Available Amount of all Letters of Credit outstanding at such time minus (d) the aggregate amount of all unreimbursed L/C Disbursements at such time.

     "Welfare Plan" means any employee welfare benefit plan as such term is defined in Section 3(l) of ERISA and in respect of which any Obligor or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA.

     "Westborough Property" means the real property and improvements thereon located at 20 Walkup Drive, Westborough, Massachusetts which is owned by ZTO and operated by TeraOptix.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     "Yield Maintenance Fee", with respect to each repayment or prepayment of principal under any Loan which is then a LIBOR Loan (whether such repayment or prepayment is made pursuant to Section 2.13, as a result of acceleration following an Event of Default, or for any other reason), an amount computed as follows: the current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the maturity date of the Interest Period in effect for such LIBOR Loan at the time of such repayment or prepayment shall be subtracted from the LIBOR Rate component of the interest rate in effect under such LIBOR Loan at the time of such repayment. If the result is zero or a negative number, the Yield Maintenance Fee shall be zero. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in such Interest Period. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in such Interest Period.

     Section 1.2 Terms Generally. (a) The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (i) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time (subject to the restrictions on such amendments, restatements, supplements or modifications set forth herein), and (ii) all terms of an accounting or financial nature be construed, and all computations or classifications of assets and liabilities and of income and expenses shall be made or determined in accordance with, GAAP.

     (b) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The phrase "after the occurrence and during the continuance of an Event of Default" or words to that effect contained herein or in any other Loan Document shall not be construed, by implication or otherwise, to mean that any Obligor or any other Person shall have a right to cure any such Event of Default (unless otherwise expressly provided herein or therein).

     Section 1.3 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" each mean "to but excluding".

     Section 1.4 Conflicting Terms. It being the express intention and agreement of the Obligors and Lender that the provisions of this Agreement shall control and govern the Obligations, including, but not limited to, the Obligations under the Existing Revolving Loan, in the event and to the extent that any term or provision of this Agreement conflicts with a similar term or provision contained in another Loan Document, including, but not limited to, any of the surviving Existing Loan and Security Documents, the term or provision of this Agreement shall govern and control.

                                   ARTICLE II

                        AMOUNT AND TERMS OF THE CREDITS

     Section 2.1 The Loans.

     (a) The Revolving Loans. Subject to the terms and conditions contained in this Agreement, Lender agrees to make working capital loans (each, a "REVOLVING LOAN") to Zygo from time to time on any Business Day until the Maturity Date of the Revolving Loan Commitment in an amount for each such Revolving Loan not to exceed the Unused Revolving Loan Commitment on such Business Day. Within the limits of the Unused Revolving Loan Commitment, Zygo may request Revolving Loans pursuant to Section 2.3, repay all or a portion of outstanding Revolving Loans pursuant to Section 2.13, and request to re-borrow Revolving Loans pursuant to
Section 2.3.

     (b) The Construction Loan Advances. Subject to the terms and conditions contained in this Agreement, Lender agrees to make construction loans (each, a "CONSTRUCTION LOAN ADVANCE") to ZTO from time to time on any Business Day during the period from the date hereof until the Construction Loan Conversion Date in an amount for each such Construction Loan Advance not to exceed the lesser of:
(i) that amount which would be available pursuant to and in accordance with the Construction Loan Terms and Conditions Schedule, and (ii) the Unused Construction Loan Commitment Amount on such Business Day. Within the limits of the Construction Loan Terms and Conditions Schedule and the Unused Construction Loan Commitment Amount, ZTO may request Construction Loan Advances under Section
2.4 and repay all or a portion of outstanding Construction Loan Advances pursuant to Section 2.13. No Construction Loan Advance made and subsequently repaid, in whole or in part, may be re-borrowed by ZTO.

     Section 2.2 Letters of Credit.

     Subject to the terms and conditions of this Agreement, Zygo may from time to time while the Revolving Loan Commitment remains in effect, request the Lender to issue Letters of Credit for drawing in Dollars (or such other currency as shall be approved by the Lender) for the account of Zygo or to amend, renew or extend an existing Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended on any Business Day, PROVIDED that (a) no Letter of Credit shall be issued in an Available Amount which exceeds the Unused L/C Commitment on such Business Day, and (b) after giving effect to such issuance, amendment, renewal or extension, the sum of (i) the aggregate outstanding principal amount of all Revolving Loans on such Business Day, (ii) the aggregate Available Amount of all outstanding Letters of Credit on such Business Day, and (iii) the aggregate outstanding unpaid L/C Disbursements on such Business Day does not exceed the Revolving Loan Commitment.

     Section 2.3 Procedure for Revolving Loans; Certain Conditions; the Revolving Loan Note.

     (a) Revolving Loan Notices of Borrowing. Requests for Revolving Loans may be made only once per Business Day, and shall be made on notice, given by Zygo to Lender not later than (i) 11:00 a.m. (Hartford, Connecticut time) on the proposed Drawdown Date, in the case of requests for Prime Rate Loans, and (ii) 10:00 a.m. (Hartford, Connecticut time) on the second London Business Day prior to the proposed Drawdown Date, in the case of requests for LIBOR Loans. Each such notice (which notice shall be irrevocable and binding on Zygo) of a proposed borrowing (each, a "REVOLVING LOAN NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or by telex, telecopier or other electronic mode of communication, specifying the proposed Drawdown Date (which shall be a Business Day), the amount to be borrowed, the Type of borrowing (which shall be either a Prime Rate Loan or a LIBOR Loan or any combination thereof). All LIBOR Loans which are Revolving Loans shall be for available Interest Periods of one (1) month. If no election as to the Type of Revolving Loan is specified in any such Revolving Loan Notice of Borrowing, then Zygo shall be deemed to have requested such Revolving Loan to be a Prime Rate Loan. In the event that written confirmation of a telephonic Revolving Loan Notice of Borrowing differs in any respect from the action taken by Lender, the records of Lender shall control absent manifest error. Subject to the fulfillment of the applicable conditions set forth in Article III hereof, Lender will, on the Drawdown Date, make the requested Revolving Loan in immediately available funds by crediting the amount thereof to an operating account of Zygo maintained with Lender or as Zygo may otherwise direct.

     (b) Revolving Loan Note, Evidence of Debt. The Revolving Loans shall be evidenced by, and repaid with interest in accordance with, the Revolving Loan Note. Zygo hereby authorizes Lender to record on the Revolving Loan Note or in its internal computerized records (i) the amount of each Revolving Loan made hereunder, the Type thereof and, for each LIBOR Loan, the Interest Period applicable thereto (which shall in all events be one (1) month), and (ii) the amount of any principal or interest received by Lender on account of the Revolving Loans; PROVIDED, HOWEVER, that the failure of Lender to make any such recordation or any error therein shall not in any manner limit or otherwise affect the obligations of Zygo under this Agreement or any Note, including without limitation, Zygo's obligation to repay the Loans in accordance with their terms. On a monthly basis, Lender may issue a statement to Zygo reflecting any such recordation, which statement, if rendered, shall be considered correct and accepted by Zygo and conclusively binding upon Zygo absent manifest error.

     Section 2.4 Procedure for Construction Loan Advances; Certain Conditions; Conversion to Converted Construction Loan; Construction Loan Note.

     (a) Construction Loan Notices of Borrowing. Requests for Construction Loan Advances may be made only once per Business Day, and shall be made on notice, given by ZTO to Lender not later than (i) 11:00 a.m. (Hartford, Connecticut time) on the proposed Drawdown

Date, in the case of requests for Prime Rate Loans, and (ii) 10:00 a.m. (Hartford, Connecticut time) on the second London Business Day prior to the proposed Drawdown Date, in the case of requests for LIBOR Loans. Each such notice (which notice shall be irrevocable and binding on ZTO) of a proposed borrowing (each, a "CONSTRUCTION LOAN NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or by telex, telecopier or other electronic mode of communication, specifying the proposed Drawdown Date (which shall be a Business Day), the amount to be borrowed (which in the case of requests for LIBOR Loans shall be in an amount equal to at least $50,000 or an integral multiple thereof), the Type of borrowing (which shall be either a Prime Rate Loan or a LIBOR Loan or any combination thereof). If a LIBOR Loan is being requested, the duration of the initial available Interest Period shall at all times be one (1) month. If no election as to the Type of Construction Loan Advance is specified in any such Construction Loan Notice of Borrowing, then ZTO shall be deemed to have requested such Construction Loan Advance to be a Prime Rate Loan. In the event that written confirmation of a telephonic Construction Loan Notice of Borrowing differs in any respect from the action taken by Lender, the records of Lender shall control absent manifest error. Subject to the fulfillment of the applicable conditions set forth in Article III hereof, Lender will, on the Drawdown Date, make the requested Construction Loan Advance in immediately available funds by crediting the amount thereof to an operating account of ZTO maintained with Lender or as ZTO may otherwise direct.

     (b) Construction Loan Terms and Conditions. In addition to the requirements set forth in subsection (a) above, each request for a Construction Loan Advance shall be requested pursuant to and in accordance with the Construction Loan Terms and Conditions Schedule.

     (c) Conversion to Converted Construction Loan. So long as ZTO is in compliance with all of the terms of the Loan Documents and no Default or Event of Default has occurred and is continuing, on the Construction Loan Conversion Date, the aggregate principal amount of all Construction Loan Advances outstanding on the Construction Loan Conversion Date shall convert into term indebtedness with a final maturity on the Maturity Date of the Converted Construction Loan (the "CONVERTED CONSTRUCTION LOAN"). On and after the Construction Loan Conversion Date, ZTO shall have no ability to request, and Lender shall have no obligation to make, any further Construction Loan Advances.

     (d) Construction Loan Note, Evidence of Debt. The Construction Loan Advances and the Converted Construction Loan, if applicable, shall be evidenced by, and repaid with interest in accordance with, the Construction Loan Note. ZTO hereby authorizes Lender to record on the Construction Loan Note or in its internal computerized records (i) the amount of each Construction Loan Advance made hereunder and the amount of the Converted Construction Loan, as the case may be, the Type thereof and, for each LIBOR Loan, the Interest Period applicable thereto (which shall in all events be one (1) month with respect to any Construction Loan Advance and one (1) month with respect to the Converted Construction Loan), (ii) the amount of any principal or interest received by Lender on account of the Construction Loan Advances and/or the Converted Construction Loan, PROVIDED, HOWEVER, that the failure of Lender to make any such recordation or any error therein shall not in any manner limit or otherwise affect the obligations of ZTO under this Agreement or any Note, including without limitation, ZTO's obligation to repay the Loans in accordance with their terms. On a monthly basis, Lender may issue a statement to ZTO reflecting any such recordation, which statement, if rendered, shall be considered correct and accepted by ZTO and conclusively binding upon ZTO absent manifest error.

     Section 2.5 Procedure for Letters of Credit; Certain Conditions.

     (a) Notices of Issuance, Amendment, Renewal, Extension. Requests for the issuance of Letters of Credit (or to amend, renew or extend an existing Letter of Credit) may be made only once per Business Day and shall be made on notice, given not later than 1:00 p.m. (Hartford, Connecticut time) three (3) Business Days prior to the date of the proposed issuance or amendment, renewal or extension, by Zygo to the Lender. Each such notice (which notice shall be irrevocable and binding on Zygo) of a proposed issuance of a Letter of Credit or of an amendment, renewal or extension of an existing Letter of Credit (each, a "NOTICE OF ISSUANCE") shall be by telephone, confirmed immediately in writing, or by telex, telecopier or other electronic mode of communication, specifying therein the (i) requested date of issuance, amendment, renewal or extension (which shall be a Business Day), (ii) requested Available Amount of such Letter of Credit in Dollars, (iii) requested expiration date of such Letter of Credit (which shall comply with subsection (c) below), and (iv) the name and address of the beneficiary of such Letter of Credit, and shall be accompanied by such other information as shall be necessary to prepare such Letter of Credit and such application and agreement for letter of credit as the Lender may require Zygo to execute in connection with such requested Letter of Credit (each, a "REIMBURSEMENT AGREEMENT"). In the event that written confirmation of a telephonic Notice of Issuance differs in any material respect from the action taken by the Lender, the records of the Lender shall control absent manifest error. In the event and to the extent that the provisions of a Reimbursement Agreement shall conflict with this Agreement, the more stringent provisions of each shall govern.

     (b) Form of Letter of Credit. Each Letter of Credit shall, among other things, (i) be in a form acceptable to the Lender, and (ii) be governed by, and shall be construed in accordance with, the laws or rules designated in such Letter of Credit or the applicable Reimbursement Agreement, or if no such laws or rules are so designated, the Uniform Customs (in the case of commercial letters of credit) or ISP98 (in the case of standby letters of credit) and, as to matters not governed by the Uniform Customs or ISP98, as applicable, Article 5 of the Uniform Commercial Code as in effect from time to time in the State of Connecticut.

     (c) Expiry Dates. Each Letter of Credit shall expire at the close of business on the earlier of the date one (1) year after the date of the issuance of such Letter of Credit or the date that is five (5) Business Days prior to the Maturity Date of the L/C Commitment, unless such Letter of Credit expires by its terms on an earlier date.

     (d) Reimbursement; L/C Disbursements as Revolving Loans. If the Lender shall make any L/C Disbursement in respect of a Letter of Credit, Zygo shall pay to the Lender an amount equal to such L/C Disbursement on the date specified for reimbursement in the applicable Reimbursement Agreement. Notwithstanding the foregoing, the Lender shall have the right (but not the obligation), in its sole and absolute discretion, to treat as Revolving Loans any and all L/C Disbursements which are not reimbursed to the Lender on the date specified for reimbursement in the applicable Reimbursement Agreement and, in furtherance thereof, the Lender shall have the right (but not the obligation) to effect payment thereof, together with payment of any of the fees, expenses and charges due and payable in connection therewith, immediately by a charge to Zygo's Revolving Loan account, notwithstanding that the Lender has, at such time, exercised any right it may have not to make Revolving Loans and further notwithstanding that additional Revolving Loans are not available for borrowing by Zygo. Such treatment shall not constitute a Default or an Event of Default. Any L/C Disbursement which Lender elects to treat as a Revolving Loan shall initially be a Prime Rate Loan, PROVIDED that Zygo shall have no right to request to borrow, and the Lender shall not be obligated to lend, any amounts contemplated by the immediately preceding sentence.

     (e) No Liability of the Lender. Zygo assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to the use of such Letter of Credit, and Zygo's obligations with respect to L/C Disbursements shall be absolute, unconditional and irrevocable, irrespective of:
(i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) the existence of any dispute, claim, setoff, defense or other right that Zygo or any other Person may have against the beneficiary under any Letter of Credit, the Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction; (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the Lender under a Letter of Credit against presentation of a draft or other documents that substantially complies in all material respects with the terms of such Letter of Credit; and (v) any error, omission, interruption or delay in any transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit.

     The foregoing shall not be construed to excuse the Lender from liability to Zygo to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Zygo to the extent permitted by law) suffered by Zygo that are caused by (x) the Lender's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit, or (y) the Lender's willful failure to make lawful payment under a Letter of Credit after presentation to it of a draft or documents strictly complying with the terms and conditions of the Letter of Credit. It is understood that the Lender may, subject to the standard of gross negligence or willful misconduct, accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (1) the Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (2) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Lender.

     (f) Interim Interest. If the Lender shall make any L/C Disbursement in respect of a Letter of Credit, then, unless Zygo shall reimburse such L/C Disbursement in full on the date specified for reimbursement in the applicable Reimbursement Agreement, the unpaid amount thereof shall bear interest for each day from and including the date of such L/C Disbursement to but excluding the date of payment, at the rate per annum that would apply to such amount if such amount were a Prime Rate Loan.

     (g) Cash Collateralization. If any Event of Default shall occur and be continuing, Zygo shall, on the third Business Day after receipt of notice from the Lender of the amount to be deposited (which notice shall also contain a description of the Event(s) of Default which shall have occurred), deposit in an account with the Lender an amount in cash equal to the aggregate Available Amount of all outstanding Letters of Credit as of such date. Such deposit shall be held by Lender as collateral for the payment and performance of the Obligations. The Lender shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposits shall not bear interest. Moneys in such account shall (i) automatically be applied by the Lender to reimburse itself for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of Zygo for the Lender's exposure under undrawn Letters of Credit, and (iii) if the maturity of the Loans has been accelerated, be applied to satisfy any other Obligations. If Zygo is required to provide an amount of cash collateral under this subsection as a result of the occurrence of an Event of Default, such amount shall be returned to Zygo within three (3) Business Days after all Events of Default have been cured or waived.

     Section 2.6 Method of Payment, Direct Debits, Payment Date Adjustments, Application of Payments.

     (a) Method of Payment. Obligors shall make each payment due under their respective Notes and the other Loan Documents to Lender at its office at 777 Main Street, Hartford, Connecticut or such other place as Lender may from time to time specify in writing in Dollars in immediately available funds, without setoff, defense or counterclaim and free and clear of, and without any deduction or withholding for, any taxes or other payments.

     (b) Direct Debits. Notwithstanding subsection (a) above, the Obligors agree that Lender may directly debit any Obligor's demand deposit accounts held by Lender for any amount due under this Agreement, any of the Notes, any of the Reimbursement Agreements or the Bank Swap Agreement, including, without limitation, principal, interest, fees and charges, against any account of any Obligor with Lender if not otherwise paid on the due dates thereof.

     (c) Payment Date Adjustments. Whenever any payment of principal of, or interest on, any Prime Rate Loan shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day. Whenever any payment of principal of, or interest on, any LIBOR Rate Loan shall be due on a day which is not a London Business Day, such payment shall be made on the next succeeding London Business Day unless such London Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding London Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest and fees thereon shall be payable for such extended time.

     (d) Application of Payments. All payments by or on behalf of any Obligor under this Agreement or any of the Notes shall be applied first to the payment of all fees, expenses and other amounts due to Lender (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after the occurrence of an Event of Default, payments will be applied to the Obligations in such manner and order of priority as Lender determines in its sole discretion.

     Section 2.7 Use of Proceeds. The Obligors represent that (a) the proceeds of each Revolving Loan shall be used for general working capital requirements in the ordinary course of Zygo's business, and (b) the proceeds of each Construction Loan Advance shall be used to repay the Bridge Loan and to finance construction of certain improvements upon the Westborough Property.

     Section 2.8 Fees.

     (a) Commitment Fees. With respect to the Construction Loan Commitment, ZTO shall pay Lender on or before the date hereof a non-refundable commitment fee (the "COMMITMENT FEE") equal to 1% of $12,560,000.

     (b) Letter of Credit Fees. In connection with the issuance, extension or renewal of each Letter of Credit, Zygo shall pay to the Lender (i) a non-refundable fee equal to the applicable Letter of Credit Annual Fee as initially determined at the time of such issuance, extension or renewal, and
(ii) all other standard negotiation and administrative fees and charges imposed by the Lender (collectively, the "LETTER OF CREDIT FEES"), in each case payable upon issuance, extension or renewal.

     (c) Annual Revolving Loan Fee In addition to any Letter of Credit Fees or any other fees due pursuant hereto, Zygo shall pay to the Lender an annual non-refundable revolving loan commitment fee of $7,500 which shall be due and payable on the date of any renewal or extension of the Revolving Loan Commitment; PROVIDED, that nothing herein shall be deemed to require the Lender to renew or extend the Revolving Loan Commitment and any such extension or renewal shall at all times be at the sole and absolute discretion of the Lender.

     Section 2.9 Interest Rates.

     (a) Pre-default Rates.

     (i) Revolving Loans and Construction Loan Advances. Subject to the provisions of Sections 2.9(b), 2.14 and 2.16 hereof, during the period from the date made through and including the date of payment in full, each Revolving Loan and each Construction Loan Advance shall, at the election of the applicable Obligor subject to the terms of this Agreement, bear interest on the outstanding principal amount thereof at a rate per annum equal to: (i) the Prime Rate; or
(ii) the LIBOR Rate (as determined for each available Interest Period) plus the Applicable Margin for available Interest Periods of one (1) month.

     (ii) Converted Construction Loan. Subject to the provisions of Sections 2.9(b), 2.14 and 2.16 hereof, during the period from the Construction Loan Conversion Date through and including the date of payment in full, the Converted Construction Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the LIBOR Rate (as determined for each available Interest Period) plus the Applicable Margin for available Interest Periods of one (1) month; PROVIDED, however, that in the event the Converted Construction Loan can no longer be a LIBOR Loan pursuant to Section 2.14 or
Section 2.16 hereof, then, on the effective date of such determination, the Converted Construction Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the applicable floating rate payable by the Lender with respect thereto under the Bank Swap Agreement.

     (b) Default Interest. Notwithstanding the foregoing, at all times after the occurrence and during the continuance of an Event of Default and expiration of any applicable grace or cure period (whether or not Lender has accelerated payment of all or any portion of the Obligations) or after maturity (by acceleration or otherwise) or judgment, the right of any Obligor to select pricing options shall cease and interest on all Loans, and interest on all payments of interest that are not paid when due, shall accrue at a floating rate per annum equal to four percent (4%) above the Prime Rate (the "DEFAULT RATE").

     (c) Calculation of Interest, Interest Rate Changes. Interest on each Loan and on any per annum fee charged hereunder which is not paid when due shall be calculated on the basis of a 360 day year and the actual number of days elapsed. With respect to each Prime Rate Loan, any change in the interest rate because of a change in the Prime Rate shall become effective, without notice or demand, immediately upon any change in the Prime Rate. With respect to each LIBOR Loan, any change in the interest rate because of a change in the Reserve Percentage shall become effective, without notice or demand, on the date on which such change in the Reserve Percentage becomes effective as to such LIBOR Loan.

     (d) Payment of Interest.

     (i) Prime Rate Loans. Interest on each Prime Rate Loan shall be payable monthly in arrears beginning on the first Business Day of the month immediately succeeding the month in which such Prime Rate Loan was made or converted from a LIBOR Loan and continuing on the first Business Day of each and every month thereafter, without notice or demand, so long as such Prime Rate Loan remains outstanding or until such Prime Rate Loan is converted to a LIBOR Loan in accordance with the provisions of this Agreement.

     (ii) LIBOR Loans. Interest on each LIBOR Loan shall be payable on the last London Business Day of each applicable Interest Period.

     (e) Lawful Interest. All agreements between the Obligors or any of them and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of any of the Obligations or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the Obligations exceed the maximum permissible under applicable law. As used herein, "APPLICABLE LAW" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement, the Notes and the other Loan Documents shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of each Obligor and Lender in the execution, delivery and acceptance of the Loan Documents to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the other Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of the Loans, in such manner and order of priority as Lender shall determine, in its sole discretion, and not to the payment of interest. This provision shall control every other provision of all agreements between the Obligors and Lender.

     Section 2.10 Interest Periods and Continuation of Interest Periods.

     (a) Interest Periods. The initial available Interest Period applicable to each Revolving Loan and each Construction Loan Advance, or any portion or portions thereof, which the applicable Obligor elects to bear interest with respect to the LIBOR Rate by its applicable Revolving Loan Notice of Borrowing or Construction Loan Notice of Borrowing given to Lender pursuant to Section 2.3(a) and Section 2.4(a) hereof, respectively shall be an Interest Period of one (1) month. The initial available Interest Period applicable to the Converted Construction Loan shall be one (1) month.

     (b) Continuation.

     (i) Revolving Loans and Construction Loan Advances. Each Revolving Loan and each Construction Loan Advance shall be a LIBOR Loan with available Interest Periods of one (1) month only, and shall be automatically continued as a one (1) month LIBOR Loan without further notice from or to Borrower, PROVIDED that no Revolving Loan or Construction Loan may be continued as a LIBOR Loan: (A) at a time when any Default or Event of Default has occurred and is continuing, or (B) in the event a LIBOR Loan is unavailable pursuant to Sections 2.14 or 2.16 hereof. If LIBOR Loans are unavailable pursuant to Sections 2.14 or 2.16 hereof, each outstanding Revolving Loan and Construction Loan Advance shall be automatically converted, without notice, to a loan bearing interest at the per annum rate contemplated under Sections 4.1 and 4.3 hereof on the last day of the then expiring Interest Period.

     (ii) Converted Construction Loan. The Converted Construction Loan shall be a LIBOR Loan with available Interest Periods of one (1) month only, and shall be automatically continued as a one (1) month LIBOR Loan without further notice from or to Borrower, PROVIDED that the Converted Construction Loan may not be continued as a LIBOR Loan: (A) at a time when any Default or Event of Default has occurred and is continuing, or (B) in the event a LIBOR Loan is unavailable pursuant to Sections 2.14 or 2.16 hereof. If LIBOR Loans are unavailable pursuant to Sections 2.14 or 2.16 hereof, the Converted Construction Loan shall be automatically converted, without notice, to a loan bearing interest at the per annum rate contemplated under Sections 4.1 and 4.3 hereof on the last day of the then expiring Interest Period.

     Section 2.11 Conversion of Loans. The applicable Obligor may elect from time to time, subject to the provisions of this Agreement, to convert any outstanding Loan, or a portion or portions thereof, into a Loan of another available Type by giving Lender not less than two (2) Business Days' (or London Business Days in the case of a conversion to a LIBOR Loan) prior irrevocable written notice of such election, PROVIDED that any such conversion of a LIBOR Loan to a Prime Rate Loan may only be made on the last Business Day of an Interest Period with respect thereto; and PROVIDED FURTHER however that any such conversion of a Prime Rate Loan to a LIBOR Loan shall be in an amount equal to at least $50,000 or a whole multiple of $50,000 in excess thereof. Any such notice of conversion shall specify the amount of the Loan being converted. All or any part of any of the outstanding Loans may be converted as provided herein, PROVIDED that no Prime Rate Loan may be converted to a LIBOR Loan: (a) at a time when any Default or Event of Default has occurred and is continuing; (b) in the event a LIBOR Loan is unavailable pursuant to Sections 2.14 or 2.16 hereof; or
(c) in the event the applicable Interest Period is an unavailable Interest
Period.

     Section 2.12 Late Payment. If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same it is due and payable, without in any way affecting Lender's right to declare an Event of Default to have occurred, the applicable Obligor shall pay to Lender a late charge equal to five percent (5%) of the required payment and such late charge shall be immediately due and payable without demand or notice of any kind.

     Section 2.13 Repayments and Prepayments of Loans.

     (a) Optional. The applicable Obligor may, at its option and upon three (3) Business Days' prior written notice, repay or prepay any Loan made to it at any time and from time to time, in whole or in part, on the following conditions:
(i) such Obligor shall pay all accrued interest on the principal being paid to the date of the repayment or prepayment and, in the case of repayments or prepayments in full, all fees, charges, costs, expenses and other amounts then due under any of the Loans; and (ii) if such Loan (or portion thereof being repaid) is then a LIBOR Loan, such LIBOR Loan shall only be repaid on the last Business Day of the then current Interest Period with respect thereto (unless such repayment is accompanied by the required breakage and/or other make-whole amounts, if any, as provided in subsection (c) below). In its notice, such Obligor shall specify the date and amount of the repayment, whether the Loan being repaid is a Prime Rate Loan, a LIBOR Rate Loan or a combination thereof, and, if a combination thereof, the amount allocable to each.

     (b) Mandatory. Unless sooner terminated and/or accelerated as a result of the occurrence of an Event of Default or otherwise, Zygo shall repay all outstanding Revolving Loans on the Maturity Date of the Revolving Loan Commitment.

     (c) Indemnity for Repayment or Prepayment of LIBOR Loans; Payment of Yield Maintenance Fee. In the event and on each occasion that a repayment or prepayment of a LIBOR Loan is made, required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, the Obligors shall indemnify Lender therefor in accordance with Section 2.17 hereof, including, but not limited to, paying to Lender the applicable Yield Maintenance Fee, if any.

     (d) Effect of Repayment or Prepayments on Bank Swap Agreements.

     (i) Except as otherwise provided in subsection (d)(ii) below, the prepayment by ZTO of all or any portion of the Construction Loan Advances and/or the Converted Construction Loan shall not affect ZTO's obligation to continue to make payments to the Lender under the Bank Swap Agreement (and, if applicable, to pay any breakage or other make-whole amounts with respect thereto), and the Bank Swap Agreement and ZTO's obligations thereunder shall, at the option of the Lender, remain in full force and effect notwithstanding any such prepayment.

     (ii) The prepayment of the Construction Loan Advances and/or the Converted Construction Loan in full prior to the Maturity Date shall be deemed an "Additional Termination Event" (as such term is defined in the Bank Swap Agreement), the occurrence of which shall entitle the Lender, at its option, to terminate the transaction entered into under the Bank Swap Agreement relating to the Construction Loan Advances and the Converted Construction Loan. Upon any such termination, ZTO shall be liable to the Lender for all indebtedness and obligations arising under or in connection with such termination, including without limitation, all amounts due to the Lender, as swap counterparty, as a result of the occurrence of such an "Additional Termination Event".

     Section 2.14 Illegality. Notwithstanding any other provision of this Agreement, if, after the date hereof, any applicable law, regulation or directive, or any change therein or in the interpretation or application thereof after the date hereof shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for Lender to make or maintain any LIBOR Loan as contemplated by this Agreement or any of the Notes, then (a) the obligation of Lender to make such LIBOR Loan, continue such LIBOR Loan as such, convert a Prime Rate Loan to a LIBOR Loan shall forthwith be suspended until it becomes lawful for the Lender to make such LIBOR Loans, and
(b) the LIBOR Loans shall instead be made as, or shall be converted automatically, without notice, on the last day of the then current Interest Period with respect thereto (or within such earlier period as required by law):
(i) to, with respect to Revolving Loans and Construction Loan Advances which are LIBOR Loans, loans bearing interest at a floating per annum rate equal to the Prime Rate; (ii) to, with respect to the Converted

Construction Loan, so long as the Bank Swap Agreement is in effect, loans with interest rates equal to the applicable floating rates payable by the Lender under the Bank Swap Agreement, or (iii) to, with respect to the Converted Construction Loan, in the event the Bank Swap Agreement is no longer in effect, loans bearing interest at a floating per annum rate equal to the Prime Rate. If any such conversion of the LIBOR Loans is made or required on a day that is not the last Business Day of the then current Interest Period applicable thereto, the applicable Obligor shall pay the Lender such amount or amounts as may be required pursuant to Section 2.17 hereof, including, but not limited to, paying to Lender the applicable Yield Maintenance Fee, if any.

     Section 2.15 Intentionally Omitted.

     Section 2.16 Basis for Determining LIBOR Base Rate Inadequate or Unfair. In the event, and on each occasion, that Lender shall have determined in good faith (which determination shall be conclusive absent manifest error and binding upon the Obligors) that (a) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for determining the LIBOR Base Rate, or (b) Dollar deposits in the relevant amount and for the relevant maturity are no longer available to Lender in the London interbank market, or
(c) the making or continuation of LIBOR Loans has been made impractical or unlawful by the occurrence of a contingency that materially and adversely affects the London interbank market, the Lender shall give the Obligors notice of such determination as soon as practicable thereafter. If such notice is given any requested LIBOR Loan shall be made as or converted to: (i) with respect to Revolving Loans and Construction Loan Advances which are LIBOR Loans, loans bearing interest at a floating per annum rate equal to the Prime Rate; (ii) with respect to the Converted Construction Loan, so long as the Bank Swap Agreement is in effect with respect to the Converted Construction Loan, loans with interest rates equal to the applicable floating rates payable by the Lender under the Bank Swap Agreement, or (iii) with respect to the Converted Construction Loan, in the event the Bank Swap Agreement is no longer in effect with respect to the Converted Construction Loan, a loan bearing interest at a floating per annum rate equal to the Prime Rate. Until such notice has been withdrawn, the obligation of the Lender to make the LIBOR Loans and/or continue the LIBOR Loans as such shall forthwith be suspended.

     Section 2.17 Indemnity. In the event, and on each occasion, of (a) a default by any Obligor in the payment of principal of or interest on any LIBOR Loan, (b) the failure by any Obligor to complete a borrowing of, conversion into or continuation of a LIBOR Loan after notice thereof has been given, or (c) the making of a repayment or prepayment of a LIBOR Loan (whether such repayment or prepayment is made pursuant to Sections 2.13 hereof, as a result of termination and/or acceleration following an Event of Default, or for any other reason) on a day which is not the last day of the then current Interest Period applicable thereto, the Obligors agree to pay to Lender on demand, in addition to and not in lieu of Additional Costs, the required Yield Maintenance Fee, if any, and any other amount due hereunder and, without duplication, such amount or amounts as shall be sufficient in the reasonable opinion of Lender to compensate Lender for any loss (including loss of earnings and anticipated profits), cost or expense (including, without limitation, costs or losses associated with prepaying or redeploying deposits, whether or not Lender shall have actually funded a Loan with corresponding deposits) incurred as a result of the occurrence of any of the foregoing conditions (a), (b) or (c). Any demand by Lender for payment pursuant to this Section 2.17 shall be accompanied by a schedule in reasonable detail setting forth its computation of any such loss, cost or expense, such schedule to be conclusive and binding on the Obligors absent manifest error.

     Section 2.18 Intentionally Omitted.

     Section 2.19 Obligations Absolute. The Obligations of the Obligors under this Agreement, the Notes and the other Loan Documents shall (a) be absolute, unconditional and irrevocable, (b) be paid strictly in accordance with the terms of this Agreement and such other Loan Document under all circumstances, and (c) not be affected, modified, released, discharged or impaired, in whole or in part under any circumstances, irrespective of, and each Obligor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

     (i) any lack of validity or enforceability of all or any portion of this Agreement, any of the other Loan Documents or any other agreement or any instrument relating hereto;

     (ii) the failure to give notice to any Obligor or Guarantor (except as otherwise specifically provided herein) of the occurrence of a Default or an Event of Default;

     (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations;

     (iv) the existence of any claim, setoff, defense or other right that any Obligor may have (other than prior payment in full in cash);

     (v) any modification, amendment, rescission, or waiver of, or consent to departure from, any of the Loan Documents or all or any of the Obligations (except to the extent any such Loan Document or Obligation is so modified or amended);

     (vi) any exchange, release or non-perfection of any collateral security, or any release of any party primarily or secondarily liable on any of the Obligations, including without limitation, any Guarantor, or any amendment or waiver of or consent to departure from the Guaranty Agreement or any other guarantee of all or any of the Obligations;

     (vii) the dissolution or full or partial discharge of any Obligor in bankruptcy or similar proceeding or otherwise; or

     (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Obligor or of any other party primarily or secondarily liable on any of the Obligations.

     Section 2.20 Independent Obligations. In the exercise of any of its rights and remedies under this Agreement or under any other Loan Document, Lender, in its sole discretion, shall have the right to proceed first and directly against any one of the Obligors, without proceeding against or exhausting any other remedies which it may have against any other Obligor or any other person primarily or secondarily liable for any of the Obligations and without resorting to any security held by the Lender.

     Section 2.21 Required Hedge. ZTO shall be required to hedge the Converted Construction Loan's floating interest expense for the entire term thereof by entering into a Swap Agreement with the Lender, or other counterparty acceptable to the Lender, which Swap Agreement shall: (i) provide for a notional amount equal to the outstanding principal balance of the Converted Construction Loan on the date of such SWAP Agreement; (ii) provide for a rate determined with reference to the LIBOR Rate for available Interest Periods of one (1) month;
(iii) provide that ZTO shall receive a floating rate which is equal to the floating rate payable by ZTO under the Converted Construction Loan and shall pay a fixed rate; (iv) provide that the Swap Agreement shall remain in place for the full remaining term of the Converted Construction Loan, and (v) contain such other terms and conditions as shall be acceptable to the Lender. ZTO acknowledges and affirms its desire and election to enter into a separate interest rate protection arrangement with the Lender for the Converted Construction Loan pursuant to the Bank Swap Agreement.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

     Section 3.1 Conditions Precedent to Effectiveness. The effectiveness of this Agreement and the obligation of Lender to make the initial Loan under this Agreement and to issue any Letter of Credit shall be subject to the prior satisfaction of each of the following conditions:

     (a) Lender shall have received each of the following, in form and substance satisfactory to Lender and its counsel:

     (i) (A) this Agreement duly executed and delivered by each of the Obligors;
(B) the Revolving Loan Note duly executed and delivered by Zygo; and (C) the Construction Loan Note duly executed and delivered by ZTO;

     (ii) a Guaranty Agreement duly executed and delivered by each Guarantor;

     (iii) the Security Documents to which any Obligor is a party, duly executed and delivered by such Obligor securing the payment and performance of its Obligations, together with: (A) copies of UCC-1 financing statements duly filed or to be duly filed against each Obligor, as debtor, under the Uniform Commercial Code of all jurisdictions desirable, in the opinion of Lender, to perfect the security interest created by the Security Agreements, and (B) copies of all of the UCC-1 financing statements (and, where applicable, related Form UCC-3s) on file with respect to each Obligor, as of dates acceptable to Lender, in all jurisdictions in which Collateral is or may be located, indicating as of the date hereof that no Person other than Lender has a Lien on any of the Collateral;

     (iv) the Mortgage duly executed and delivered by ZTO;

     (v) copies of all corporate and company action taken by each of the Obligors, including resolutions of their Boards of Directors and/or members, as the case may be, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement, certified as of the date of this Agreement by the Secretary and/or managing member of each such Obligor, as the case may be;

     (vi) a certificate, dated as of the date of this Agreement, of the Secretary and/or Managing Member of each Obligor, as the case may be, certifying the names and true signatures of each officer or member of each such Obligor whom has been authorized to sign the Loan Documents to which each such Obligor is a party and the other documents to be delivered by each such Obligor under this Agreement;

     (vii) a favorable opinion of independent counsel for the Obligors satisfactory to Lender, dated the date of this Agreement which shall include, without limitation, a zoning compliance opinion;

     (viii) title insurance policies in such amounts and on such terms as are satisfactory to Lender in its sole but reasonable discretion which insures the lien and priority of the Mortgage on the Westborough Property;

     (ix) an ALTA Standard Survey of the Westborough Property;

     (x) the certificates of incorporation or articles of organization (certified by the Secretary of the State of the state of organization) and bylaws or operating agreement, as applicable, of each Obligor;

     (xi) a Certificate of Legal Existence issued by the Secretary of State of the states of organization and qualification of each Obligor, evidencing that each such Obligor is a corporation or limited liability company, as the case may be, legally existing in the state of its organization and in each state where it is qualified to do business;

     (xii) tax clearance letters (Sales and Use, Corporate and Labor) from the Department of Revenue or similar taxing Governmental Authority relating to each Obligor;

     (xiii) the completion by the Lender of a Planning Cost Evaluation, an appraisal and an environmental site assessment of the Westborough Property each of which shall show results which are satisfactory to the Lender in its sole and absolute discretion;

     (xiv) all other documents, instruments and agreements that the Lender shall reasonably require in connection with this Agreement, including, without limitation, architect's and general contractors waivers and consents, final project plans and specifications, general contractor's insurance, approved site plans, building permits and other governmental approvals and permits, pro forma budgets, certificates of occupancy, zoning compliance letters, and copies of all hazard and liability insurance policies naming Lender as loss payee/mortgagee and additional insured on all insurance relating to the Westborough Property; and

     (xv) the Commitment Fee in immediately available funds.

     (b) All representations and warranties contained in this Agreement shall be true and correct in all material respects.

     Except as otherwise agree to in writing by the Lender and the Obligors, upon the funding or issuance by the Lender of the initial Loan or Letter of Credit hereunder, the conditions precedent set forth in this Section 3.1 shall be deemed to have been fully satisfied.

     Section 3.2 Conditions Precedent to Loans. The obligation of Lender to make each Loan (including the initial Loan) and to extend any Letter of Credit shall be subject to the prior satisfaction of each of the following additional conditions:

     (a) On each Drawdown Date, Lender shall have received a Revolving Loan Notice of Borrowing and/or a Construction Loan Notice of Borrowing (together with all required supporting documents).

     (b) The representations and warranties contained in Article IV of this Agreement and contained in each of the other Loan Documents containing representations and warranties shall be true and correct in all material respects on and as of such Drawdown Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (c) Each of the Obligors shall be in compliance with all of the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after giving effect to such Loan, no Default or Event of Default has occurred and is continuing.

     Each request by Zygo or ZTO for a Loan shall be deemed to constitute a representation and warranty by Zygo and ZTO, as the case may be, that as of the date of such request and as of the applicable Drawdown Date the matters specified in subsections (b) and (c) of this Section 3.2 have been satisfied.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     To induce Lender to enter into this Agreement, each of the Obligors represents and warrants to Lender that:

     Section 4.1 Incorporation, Good Standing, and Due Qualification. Each Obligor (a) is a corporation or limited liability company, duly organized and validly existing under the laws of the laws of the jurisdiction or country of its formation; (b) has all requisite power and authority necessary to own its properties and assets and to carry on the business in which it is now engaged or proposed to be engaged; and (c) is duly qualified and in good standing as a foreign corporation or company under the laws of each other jurisdiction in which such qualification is required, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect.

     Section 4.2 Corporate Power and Authority. The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party, and the borrowings contemplated hereunder and thereunder, are within the corporate and/or company powers and authority of such Obligor and have been duly authorized by all necessary action, and do not and will not (a) violate (i) the certificate of incorporation, bylaws, articles of organization or operating agreement of any Obligor, or (ii) any Legal Requirement, or (b) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which any Obligor is a party or by which any Obligor or its properties may be bound or affected, or (c) result in the creation or imposition of any Lien (except in favor of Lender) upon or with respect to any property or assets now owned or hereafter acquired by any Obligor, except as contemplated by this Agreement.

     Section 4.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents to which any Obligor is a party when executed and delivered will be, legal, valid, and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except to the extent that enforcement thereof may be limited by the effect of general principles of equity and bankruptcy and similar laws affecting the rights and remedies of creditors generally.

     Section 4.4 Governmental Approvals. As of the date of this Agreement, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required in connection with the transactions contemplated by this Agreement and the other Loan Documents, except for (a) the filing of UCC financing statements, (b) the recording of the applicable Security Documents, and (c) such as have been made or obtained and are in full force and effect or where the failure to obtain such could not reasonably be expected to result in a Material Adverse Effect.

     Section 4.5 Financial Statements and Condition: Full Disclosure.

     (a) Obligors have heretofore submitted to Lender the consolidated financial statements of the Obligors filed with Zygo's Form 10-K filed with the Securities and Exchange Commission for the Fiscal Year ended June 30, 2000 and the consolidated financial statements of the Obligors filed with the Obligor's Form 10-Q filed with the Securities and Exchange Commission for the fiscal quarter ended December 31, 2000. Obligors represents that all of said financial information is true and correct in all material respects; such financial information fairly presents the financial condition and the results of operations of the Obligors as of the dates thereof and for the periods indicated therein; that such financial statements disclose all material liabilities, direct or contingent of the Obligors as of the dates thereof and the periods indicated; that such financial statements have been prepared in accordance with GAAP consistently maintained throughout the periods involved; and that, as of the date of said financial information submitted, there were no material unrealized or unanticipated losses from any unfavorable commitments of the Obligors as of the dates; and that there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise of the Obligors as of the dates from that set forth in said financial statements.

     (b) The Obligors are, and on the Drawdown Date of each Loan and on the date of the issuance of each Letter of Credit, will be, Solvent, on a consolidated basis.

     (c) To the best of each Obligor's knowledge, neither this Agreement nor any written information, exhibit, report, document, or certificate furnished to Lender by or on behalf of any Obligor in connection with this Agreement contained or contains any material misstatement of fact or omitted or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to any Obligor that materially adversely affects or that, insofar as any Obligor can now reasonably foresee, may materially adversely affect, the condition, financial or otherwise, operations, properties, or prospects of any Obligor or its Subsidiaries or the ability of any Obligor or any of its Subsidiaries to carry out their respective obligations under any of the Loan Documents to which any of them is or will be a party.

     Section 4.6 Other Agreements, No Default. To the best of each Obligor's knowledge, no Obligor is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Debt, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, or is in violation of any Legal Requirement, where such default or violation could reasonably be expected to result in a Material Adverse Effect. Each Obligor enjoys peaceful and undisturbed possession under all leases to which it is a party.

     Section 4.7 Litigation. Except as disclosed on Schedule 4.7 attached hereto, there is no pending or, to the best knowledge of any Obligor, threatened action, suit or proceeding before any court, Governmental Authority, board of arbitration, or arbitrator against any Obligor or for or on behalf of any Obligor or in which any Obligor or any of its properties or assets are or may otherwise become involved, which is not otherwise fully covered by insurance and may, in any one case or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor is there any basis therefor. No Obligor has received any summons, citation, directive, letter, or other communication from any Governmental Authority concerning any intentional or unintentional violation or alleged violation of any Environmental Laws which may, in any one case or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 4.8 Subsidiaries. As of the date hereof, no Obligor has any Subsidiaries other than as set forth on Schedule 4.8 hereto.

     Section 4.9 Operation of Business. (a) Each Obligor possesses all material licenses, Environmental Permits and other permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its businesses substantially as now conducted, except where the failure to so possess any such license, Environmental Permit and/or other permit, franchise, patent, copyright, trademark, tradename or right thereto could not reasonably be expected to result in a Material Adverse Effect, and (b) no Obligor is in violation of any rights of others with respect to any of the foregoing, except where such violation could not reasonably be expected to result in a Material Adverse Effect. Nothing has come to the attention of any officer or member of any Obligor to the effect that (i) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by any Obligor in connection with such business may infringe any patent, trademark, service marks, trade name, copyright, license or other right owned by any other Person, or (ii) there is pending or threatened any claim or litigation against or affecting it contesting its right to sell or use any such product, process, method, substance, part or other material.

     Section 4.10 Taxes. Each Obligor has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies shown thereon to be due, including interest and penalties, except taxes that are being contested in good faith by appropriate proceedings and for which the applicable Obligor shall have set aside on its books adequate reserves in accordance with GAAP.

     Section 4.11 Federal Reserve Regulations. No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan have been or will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System of the United States of America (the "BOARD"), including without limitation, Regulation G, Regulation T, Regulation U or Regulation X. No Obligor will take, nor permit any agent acting on its behalf to take, any action which might cause any transaction or obligation, or right created by this Agreement, or any document or instrument delivered pursuant hereto, to violate any Regulation of the Board.

     Section 4.12 Fiscal Year. The Fiscal Year for financial accounting purposes ends on June 30 of each calendar year.

     Section 4.13 No Broker's Fees, etc.. No Obligor is obligated to pay any brokerage commissions, finder's fees or appraisal fees (other than reimbursing Lender for such fees incurred by Lender) or in connection with the transactions contemplated by this Agreement.

     Section 4.14 Investment Company Act, Public Utility Holding Company Act. No Obligor is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     Section 4.15 Environmental Matters. Except as disclosed on Schedule 4.15 hereto:

     (a) To the best knowledge of the Obligors, none of the Properties contain any Contaminants in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     (b) To the best knowledge of the Obligors, the Properties and all operations of each Obligor are in compliance, and in the last five years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     (c) To the best knowledge of the Obligors, there have been no Releases or threatened Releases at, from, under or proximate to any of the Properties or otherwise in connection with the operations of any Obligor, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     (d) No Obligor has received any notice of an Environmental Claim in connection with any of the Properties or the operations of any Obligor or with regard to any person whose liabilities for environmental matters any Obligor has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor does any Obligor have reason to believe that any such notice will be received or is being threatened.

     (e) To the best knowledge of the Obligors, Contaminants have not been transported from any of the Properties, nor have Contaminants been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor has any Obligor retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Contaminants, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate could reasonably be expected to result in a Material Adverse Effect.

     Section 4.16 Compliance with Laws. No Obligor nor any of their respective Properties or assets is in material default or material violation of, nor to any such Obligor's knowledge will the continued operation of its Properties and assets as currently conducted be in material default or material violation of, any Legal Requirement.

     Section 4.17 Defaults, Events of Default and Material Adverse Effect. No Default or Event of Default has occurred and is continuing, and there has not occurred any event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     Section 4.18 Labor Disputes and Acts of God. As of the date hereof, there are no strikes, lockouts or slowdowns against any Obligor pending or, to the knowledge of any Obligor, threatened. To each Obligor's knowledge, the hours worked by and payments made to employees of each Obligor have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law, dealing with such matters. The business and Properties and other assets of the Obligors have not been affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God, or other casualty (whether or not covered by insurance) which could, in any one case or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 4.19 ERISA. Each Obligor and its ERISA Affiliates are in compliance in all material respects with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of any Obligor or any of its ERISA Affiliates. Each Obligor and its ERISA Affiliates have made or accrued all contributions due under the terms of any Plan,

Welfare Plan or under ERISA with respect to all of their respective Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan on a plan termination basis (using PBGC actuarial assumptions), as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA. No Obligor nor any of its ERISA Affiliates has incurred any liability to the PBGC under ERISA, and with respect to any Plan that has been terminated, all Plan obligations have been settled and there exists no unfunded liability of any kind. No Obligor nor any ERISA Affiliate maintains any Welfare Plan providing coverage for any period of time beyond termination of employment (except to the extent required by Section 4980B of the Code).

     Section 4.20 Insurance. Schedule 4.20 sets forth a true, complete and correct description of all insurance maintained by each of the Obligors as of the date hereof. As of such date, such insurance is in full force and effect and all premiums have been duly paid. Each Obligor has insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

     Section 4.21 Location of Real Property and Leased Premises.

     (a) Schedule 4.21(a) lists completely and correctly as of the date hereof all real property owned by any Obligor and the addresses thereof.

     (b) Schedule 4.21(b) lists completely and correctly as of the date hereof all real property leased by any Obligor and the addresses thereof. Each Obligor has valid leases in all of the real property that it leases as set forth on
Schedule 4.21(b).

     Section 4.22 Mortgage and Collateral Assignment of Leases and Rentals. The Mortgage and Collateral Assignment of Leases and Rentals are effective to continue the creation in favor of Lender legal, valid and enforceable Liens in and to the Westborough Property and other Collateral described therein and constitute fully perfected Liens on, and security interests in, all right, title and interest of ZTO in such Westborough Property and other Collateral, in each case prior and superior in right to any other Person.

     Section 4.23 Public Filings. The Obligors have filed all financial reports and other information required to be filed with the Securities Exchange Commission and all other Governmental Authorities, including, without limitation, all Form 10K's and Form 10Q's.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

     Each of the Obligors covenants and agrees that so long as this Agreement shall remain in effect and until each of the Commitments, the L/C Commitment and the Bank Swap Agreement have been terminated and all of the Obligations shall have been paid and performed in full and all Letters of Credit have been cancelled or have expired and all L/C Disbursements thereunder have been reimbursed in full, unless Lender shall have otherwise consented in writing, which consent shall not unreasonably be withheld, each Obligor shall:

     Section 5.1 Maintenance of Existence. Preserve and maintain its existence in its current form of organization in the jurisdiction of organization, and qualify and remain qualified as a foreign corporation or company, as the case may be, in each jurisdiction in which such qualification is required, except where the failure to remain so qualified would not have a Material Adverse Effect.

     Section 5.2 Maintenance of Records. Keep proper books of record and account, in which complete entries will be made substantially in accordance with GAAP consistently applied, reflecting all of their financial transactions.

     Section 5.3 Business and Properties. Except where the failure to do any of the following could not reasonably be expected to result in a Material Adverse Effect, (a) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; (b) maintain and operate such business in substantially the manner in which it is presently conducted and operated; (c) comply in all material respects with all Legal Requirements; and (d) at all times maintain, keep and preserve all of its properties necessary or useful in the proper conduct of its businesses in good working order and condition, ordinary wear and tear excepted.

     Section 5.4 Maintenance of Insurance. (a) Keep its Properties and other assets insured against fire, theft and other hazards (so-called "ALL RISK" coverage) in amounts and with companies satisfactory to Lender to the same extent in covering such risks as is customary in the same or a similar business, but in no event in an amount less than the lesser of (i) the total Obligations or (ii) the amount necessary to avoid any co-insurance penalty, which policy shall name Lender as loss payee as its interest may appear with respect to the Westborough Property, (b) maintain public liability coverage against claims for personal injuries, death or property damage in amounts as are maintained by each Obligor as of the date hereof, which policy shall name Lender as an additional insured with respect to the Westborough Property, and (c) maintain all worker's compensation, employment or similar insurance as may be required by applicable law. Such All Risk property insurance coverage shall provide for a minimum of thirty (30) days' written cancellation notice to Lender. Obligors agree to deliver or cause to be delivered copies of all of the aforesaid insurance policies to Lender. In the event of any loss or damage to a material portion of any Obligor's assets, such Obligor shall give immediate written notice to Lender and to its insurers of such loss or damage and shall properly file its proofs of loss with said insurers. Each Obligor shall cause Lender to be endorsed as a loss payee with a long form Lender's Loss Payable Clause, in form and substance acceptable to Lender, on all such insurance relating to the Westborough Property. In the event of failure to provide and maintain insurance as herein provided, Lender may, at its option, provide such insurance and the amount thereof shall constitute Obligations. Each Obligor hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to make proofs of loss and claims for insurance with respect to losses relating to the Westborough Property but only after consultation with the applicable Obligor, and to receive payments of the insurance and execute and endorse all documents, checks and drafts in connection with payment of the insurance; PROVIDED, HOWEVER, that in the case of loss and payment by any insurance company in an amount less than or equal to $50,000 and provided that no Default or Event of Default then exists, the amount of such insurance proceeds shall be promptly released directly to the applicable Obligor. Any proceeds of insurance received by

Lender shall be applied to the Obligations in such order and manner as Lender shall determine in its sole discretion.

     Section 5.5 Obligations and Taxes. Pay its obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default; PROVIDED, HOWEVER, that such payment or discharge shall not be required with respect to any tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable Obligor shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

     Section 5.6 Right of Inspection. Permit Lender or any agent or representative of Lender, upon reasonable notice and during normal business hours, to examine and make copies of and abstracts from the records, including, without limitation, computer records and books of account of, and visit the properties of each Obligor as often as reasonably requested, and to discuss the affairs, finances, and accounts of each Obligor with any of its senior officers and directors and its independent accountants (who, by this reference, are authorized by each Obligor to discuss such matters with Lender or any agent or representative of Lender). After the occurrence and during the continuance of a Default or an Event of Default, Lender may undertake any of the foregoing rights of inspection at any time and at any frequency.

     Section 5.7 Reporting Requirements. Furnish or cause to be furnished to
Lender:

     (a) (i) So long as any Obligor is a public reporting company, as soon as available (and in any event at the time of filing of any Obligor's Form 10-K with the Securities and Exchange Commission after the end of each Fiscal Year of such Obligor), the financial statements of such Obligor filed with such Form 10-K; and (ii) in the event that any Obligor is not subject to the reporting requirements of Section 12 or Section 15 of the Securities and Exchange Act of 1934, as amended, promptly as they are available (but in any event within ninety
(90) days of the each Fiscal Year end of such Obligor), audited annual financial statements of such Obligor and such other financial information as Lender may request from time to time.

     (b) (i) So long as any Obligor is a public reporting company, as soon as available (and in any event at the time of filing of any Obligor's Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of such Obligor), the financial statements of such Obligor filed with such Form 10-Q; (ii) in the event that any Obligor is not subject to the reporting requirements of Section 12 or Section 15 of the Securities and Exchange Act of 1934, as amended, promptly as they are available (but in any event within forty five (45) days of the end of each of the first three fiscal quarters of such Obligor), the management prepared financial statements of such Obligor and such other financial information as Lender may request from time to time; and (iii) as soon as available (but in any event within forty five (45) days of the end of each fiscal quarter of such Obligor), a management prepared compliance certificate, certified by the chief financial officer of such

Obligor, containing detailed calculations of all financial covenants set forth in this Agreement and stating that such Obligor is in compliance with all such financial covenants.

     (c) Together with any of the financial statements required to be delivered to Lender pursuant to this Section 5.7, a certificate from Zygo signed by its chief financial officer, in his or her representative, and not individual, capacity, certifying that no Default or Event of Default exists.

     (d) Within thirty (30) days of filing with the Internal Revenue Service and applicable state taxing authorities, copies of the federal and state income tax returns of each Obligor, together with all schedules and exhibits attached thereto, each of which shall be signed and certified by the applicable Obligor to be true, correct and complete copies of such returns.

     (e) Such other information respecting the condition or operations, financial or otherwise, of any Obligor or any Guarantor as Lender may from time to time reasonably request.

     Section 5.8 Litigation and other Notices. Promptly advise Lender in writing
(a) of the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity, including arbitration proceedings and any proceedings by or before any Governmental Authority, against any Obligor that could reasonably be expected to result in a Material Adverse Effect, or where the amount involved is $50,000 or more and not otherwise fully covered by insurance, (b) of the occurrence of any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) which is being taken or proposed to be taken with respect thereto, and (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     Section 5.9 Collateral. (a) Preserve the Collateral in good condition and order and not permit it to be abused or misused, and (b) not allow any of the Collateral to be affixed to real estate unless such affixed Collateral is subject to a first priority Lien in favor of Lender.

     Section 5.10 Defend Collateral. Defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein and, in the event Lender's security interest in the Collateral and/or lien on, or any part thereof, would be impaired by an adverse decision, allow Lender to contest or defend any such claim or demand, at the sole cost of the Obligors, in the name of the applicable Obligor or Obligors and pay, upon demand, Lender's reasonable costs, charges and expenses, including, without limitation reasonable attorneys' fees in connection therewith.

     Section 5.11 Additional Guarantors. In the event that any Subsidiary of any Obligor shall be responsible for generating greater than 20% of the consolidated revenue or shall own greater than 20% of the consolidated assets of any Obligor and its Subsidiaries, cause such Subsidiary to promptly execute and deliver to the Lender: (i) a guaranty agreement in form and substance satisfactory to the Lender in its sole discretion and such Subsidiary shall, for purposes hereof, be considered a Guarantor hereunder; and (ii) an agreement in form and content satisfactory to the Lender in its sole discretion pursuant to which such Subsidiary shall agree to become a party to this Agreement and an Obligor hereunder.

     Section 5.12 Further Assurances. Execute any and all further documents, agreements and instruments, and take all further action that may be required under applicable law, or that Lender may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents.

     Section 5.13 Comply with Bank Swap Agreement.

     Perform and observe all of its obligations under any Bank Swap Agreement; PROVIDED, HOWEVER, that in the event and to the extent that any representation, warranty, covenant, event of default or set-off right of the Lender contained in the Bank Swap Agreement conflicts with any similar representation, warranty, covenant, event of default or set-off right contained in this Agreement, the representation, warranty, covenant, event of default or set-off right contained in this Agreement shall govern.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     Each Obligor covenants and agrees that so long as this Agreement shall remain in effect and until each of the Commitments, the L/C Commitment and the Bank Swap Agreement have been terminated and all of the Obligations shall have been paid and performed in full and all Letters of Credit have been cancelled or have expired and all L/C Disbursements thereunder have been reimbursed in full, unless Lender shall have otherwise consented in writing, no Obligor shall:

     Section 6.1 Mergers, Consolidations and Acquisitions. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or purchase, lease or otherwise acquire (whether in one transaction or in a series of transactions) all or a substantial part of the assets or business of any Person; PROVIDED, HOWEVER, that each Obligor shall be relieved from the restrictions of this covenant so long as (a) no Defaulting Event has occurred and is then continuing, (b) after giving effect to any such transaction, no Defaulting Event would occur and be continuing, (c) in the case of a merger or consolidation, the applicable Obligor is the surviving entity, and (d) the applicable Obligor shall have delivered to the Lender a pro forma balance sheet which shall take into account the effect on the applicable Obligor's financial condition resulting from such transaction.

     Section 6.2 Change Name; Location or State of Incorporation. (a) Change its legal name or conduct its business under any trade name other than as hereinabove set forth unless the applicable Obligor gives thirty (30) days prior written notice to Lender; (b) conduct business, locate assets or maintain an office at any location other than those locations set forth on Schedule 6.2 hereto unless the applicable Obligor gives thirty (30) days prior written notice to Lender; and (c) change its legal structure or State of incorporation or formation from its current legal structure or State of formation unless the applicable Obligor gives thirty (30) days prior written notice to Lender.

     Section 6.3 Fiscal Year. Change its Fiscal Year.

     Section 6.4 Declaration of Negative Covenant. Enter into or permit to exist any undertaking by it or affecting any of its properties or assets (including without limitation, the accounts receivable or inventory of any Obligor), whether now owned or hereafter acquired or arising, whereby any such Obligor shall agree with any Person (other than Lender) not to create or suffer to exist any Liens on any such properties or assets in favor of Lender.

                                   ARTICLE VII

                               FINANCIAL COVENANTS

     Each Obligor covenants and agrees that so long as this Agreement shall remain in effect and until each of the Commitments, the L/C Commitment and the Bank Swap Agreement have been terminated and all of the Obligations shall have been paid and performed in full and all Letters of Credit have been cancelled or have expired and all L/C Disbursements thereunder have been reimbursed in full, unless Lender shall have otherwise consented in writing, each Obligor shall on a consolidated basis:

     Section 7.1 Consolidated Fixed Charge Coverage Ratio. Maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.50-to-1.0 as of the end of each fiscal quarter for the then ended Rolling Period.

     Section 7.2 Consolidated Senior Funded Debt-to-EBITDA Ratio. Not permit its Consolidated Senior Funded Debt-to-EBITDA Ratio to exceed 2.0 to 1.0 as of the end of each fiscal quarter for the then ended Rolling Period.

                                  ARTICLE VIII

                                    SECURITY

     Section 8.1 Security. The Loans and other Obligations are and shall continue to be secured and guaranteed by and pursuant to the Security Documents.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

     Section 9.1 Events of Default.

     (a) Any one or more of the following events (whether voluntary or involuntary or effected by operation of law or otherwise) shall be an "EVENT OF DEFAULT":

     (i) Any Obligor shall fail to pay the principal of, premium, if any, or interest on any Loan, or any amount of any fee, or any other Obligation, in each case within ten (10) calendar days after its due date, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise.

     (ii) Any representation or warranty made or deemed made by or on behalf of any Obligor in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty statement or information contained in any certificate, document, opinion, report, financial statement or other instrument furnished at any time on behalf of any Obligor in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished and, if capable of being cured, continue unremedied for a period of thirty (30) calendar days after the Obligors receives notice of such breach.

     (iii) Default in the due observance or performance by any Obligor of any covenant contained in Article VII herein.

     (iv) Default in the due observance or performance by any Obligor of any covenant or agreement contained in any Loan Document (other than those specified elsewhere in this Section 9.1) and each such default shall continue unremedied for a period of thirty (30) calendar days after the Obligors receives notice of such default.

     (v) Any Obligor shall (A) fail to pay any principal or interest, regardless of the amount, due in respect of Debt in the principal amount in excess of $1,000,000, when due and payable or within any grace period for the payment thereof, or (B) fail to perform or observe any other term, covenant, condition or agreement under any agreement or instrument evidencing, governing or relating to any such Debt (which is not waived by the holder or holders of such Debt) if the effect of any failure referred to in this clause (B) is to cause, or to permit the holder or holders of such Debt or a trustee on its or their behalf (with or without the giving of notice, or the lapse of time) to cause, such Debt to become due prior to its stated maturity or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity.

     (vi) Any Obligor (A) shall generally not, or shall become unable to, or shall admit in writing its inability to pay its Debts as such Debts become due; or (B) shall make an assignment for the benefit of creditors; or (C) apply for or consent to the appointment of a custodian, receiver, trustee, sequestrator, conservator or similar official for it or a substantial part of its assets; or
(D) shall voluntarily commence any proceeding or file any petition seeking relief under any Federal, state or foreign bankruptcy, insolvency, receivership, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar law or statute, whether now or hereafter in effect; or (E) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (vii) above, (F) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (G) take any action for the purpose of effecting any of the foregoing.

     (vii) An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of any Obligor, or of a substantial part of the property or assets of any Obligor under any Federal, state or foreign bankruptcy, insolvency, receivership, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar law or statute, whether now or hereafter in effect, or
(B) the appointment of a custodian, receiver, trustee, sequestrator, conservator or similar official for any Obligor or a substantial part of any Obligor's assets, (C) the winding up or liquidation of any Obligor; and such proceeding or petition shall continue undismissed for a period of sixty (60) calendar days or an order or decree approving or ordering any of the foregoing shall be entered.

     (viii) One or more tax liens, writ of garnishment or attachment, judgments, decrees, or orders for the payment of money in excess of $100,000 shall be rendered against any Obligor and the same shall remain undischarged for a period of thirty (30) calendar days during which execution shall be effectively stayed, or any action shall be legally taken by any Person to garnish, levy or execute upon any assets or properties of any Obligor.

     (ix) The PBGC makes a determination that there has occurred an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or for the appointment of a Trustee to administer, any Plan of any Obligor and such determination shall remain unrevoked for a period of thirty
(30) consecutive days.

     (x) There shall occur any uninsured damage to or loss, theft, or destruction of any Collateral in an aggregate amount or having an aggregate value in excess of $3,000,000 collectively.

     (xi) Any Guarantor shall revoke or attempt to revoke its Guaranty Agreement, or any Guaranty Agreement is otherwise terminated with respect to any Guarantor for any reason whatsoever.

     (xii) Any Security Document shall at any time after its execution and delivery and for any reason cease to create a valid and perfected first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in and to the property purported to be subject to such Security Document or otherwise to be in full force and effect, or any such Security Document shall be declared null and void, or the validity or enforceability thereof shall be contested by the any Obligor, or any Obligor shall deny it has any further liability or obligation under any Loan Document to which it is a party, or any Obligor shall fail to perform any of its obligations under any Security Document to which it is a party subject to any notice and cure provisions contained in any such Security Document; provided, however, that Lender's failure to file any continuation or other financing statement which is required by law to be filed to continue the first priority perfected Lien of Lender under any of the Security Documents shall not constitute an Event of Default hereunder.

     (xiii) There shall have occurred a default or event of default under or within the meaning of any other instruments or agreements between Lender and any Obligor which remains unremedied past any applicable grace or cure period.

     (b) Upon and after the occurrence of any Event of Default and the expiration of any applicable grace or cure period, Lender may (1) declare the Commitments to be terminated, whereupon the same shall forthwith terminate, and/or (2) declare all the outstanding Obligations to be forthwith due and payable, whereupon the Commitments shall be terminated and all Obligations shall become and be forthwith due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are hereby expressly waived by each Obligor, anything contained herein or in any Loan Document to the contrary notwithstanding; PROVIDED, HOWEVER, that upon the occurrence of any Event of Default described in Section 9.1(a)(vi) and Section 9.1(a)(vii), the Commitments shall automatically and immediately terminate and the outstanding Obligations, all interest thereon, and all such other amounts payable under this Agreement shall automatically become immediately due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are hereby expressly waived by each Obligor, anything contained herein or in any Loan Document to the contrary notwithstanding.

     (c) Upon (i) the occurrence of any Event of Default and at any time thereafter during the continuance of such event, Lender may, at its option, terminate the Bank Swap Agreements with respect the Loans applicable thereto, or
(ii) the prepayment in full of the any Loan which is subject to a Bank Swap Agreement for any reason whatsoever, Lender may, at its option, terminate the Bank Swap Agreement insofar as the same applies to such Loan. Upon any such termination of a Bank Swap Agreement, ZTO shall be liable to Lender for all Obligations arising under or in connection with such terminated Bank Swap Agreement, including without limitation, all amounts due to Lender as a result of an "Additional Termination Event" as such term is defined in such Bank Swap Agreement.

     (d) The occurrence of an Event of Default under this Agreement shall constitute an event of default under or within the meaning of any other Loan Documents, and vice versa, and shall entitle Lender to initiate and pursue, in Lender's sole discretion exercised on one or more occasions, and all any rights and remedies available to Lender hereunder and/or under any of the other Loan Documents, without notice to any Obligor, any requirement for which is hereby expressly waived by each Obligor, anything contained herein or in any Loan Document to the contrary notwithstanding.

                                    ARTICLE X

                               GENERAL PROVISIONS

     Section 10.1 Expenses. Each Obligor agrees to pay on demand all expenses of Lender in connection with the preparation, default, collection, waiver or amendment of loan terms, or in connection with Lender's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, under the Bank Swap Agreement, under any Reimbursement Agreement or under any of the other Loan Documents, including, without limitation, fees of outside counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with any of the Loans, the Bank Swap Agreement, any Reimbursement Agreement or any Collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the highest rate applicable to the Loans (including any default rate, if applicable) and be an obligation secured by any Collateral. In addition, each Obligor shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any of the Loan Documents, and agrees to hold and save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes and fees.

     Section 10.2 Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Loan Document, or consent to any departure any Obligor from any terms of any Loan Document, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice or demand on any Obligor in any case shall entitle any Obligor or any other Person to any other or further notice or demand in similar or other circumstances.

     Section 10.3 Notices, Etc. All notices, demands, requests, and other communications given under this Agreement shall only be effective if they are
(a) in writing, (b) sent by hand delivery, by facsimile transmission, by reputable express delivery service, or by certified or registered mail, postage prepaid, and (c) (i) when delivered to the addressee by hand, (ii) when received by the addressee as evidenced by a return receipt signed by the addressee or its agent, and (iii) in the case of facsimile transmissions, when transmitted, answer back received:

                  (i)      If to Lender, to it at:

                           Fleet National Bank
                           777 Main Street  CT-EH-40224B
                           Hartford, CT 06115
                           Attn: Matthew E. Hummel, Senior Vice President Telephone No: (860) 986-4923
                           Telecopier No.: (860) 986-3450

                  With a copy to:

                           Robinson & Cole LLP
                           280 Trumbull Street
                           Hartford, CT 06103-3597
                           Attn: Michael F. Maglio, Esq.
                           Telephone No.: (860) 275-8274
                           Telecopier No.: (860) 275-8299


                  (ii)     If to Zygo, to it at:

                           Zygo Corporation
                           Laurel Brook Road
                           Middlefield, CT  06455
                           Attn: Richard M. Dressler
                           Telephone No.: (860) 704-5162
                           Telecopier No.: (860) 347-8372

                  With a copy to:

                           LeClair & LeClair, P.C.
                           24 Lexington Street
                           P.O. Box 602
                           Waltham, Massachusetts 02452
                           Attn: Richard LeClair, III, Esq.
                           Telephone No.: (781) 893-5655
                           Telecopier No.: (781) 647-9346

                  (iii)    If to ZTO or TeraOptix, to it at:

                           20 Walkup Drive
                           Westborough, Massachusetts 01581
                           Attn: Richard M. Dressler
                           Telephone No.: (860) 704-5162
                           Telecopier No.: (860) 347-8372

                  With a copy to:

                           LeClair & LeClair, P.C.
                           24 Lexington Street
                           P.O. Box 602
                           Waltham, Massachusetts 02452
                           Attn: Richard LeClair, III, Esq.
                           Telephone No.: (781) 893-5655
                           Telecopier No.: (781) 647-9346


or to such other address (and/or facsimile transmission number) as any Obligor or Lender, as the case may be, shall have specified in the latest unrevoked notice sent to the other in accordance with this Section 10.3.

     Section 10.4 No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right, power, or remedy under any of the Loan Documents shall operate as a waiver of such right, power, or remedy, nor shall any single or partial exercise of any right, power, or remedy under any of the Loan Documents, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The rights, powers and remedies provided in the Loan Documents are cumulative and not exclusive of any rights, powers or remedies that Lender would otherwise have, whether under the Loan Documents, at law, in equity, or otherwise.

     Section 10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Obligor and Lender and their respective successors and assigns; provided, however, that no Obligor shall (by agreement, operation of law, or otherwise) assign any of its rights, or delegate any of its obligations, under any of the Loan Documents to which it is a party without the prior written consent of Lender, and any such assignment or delegation made without such consent shall be null and void.

     Section 10.6 Transfer of Lender's Interests.

     (a) Assignments. Each Obligor hereby agrees that Lender, in its sole discretion, shall have the unrestricted right at any time and from time to time, and without the consent of or notice to any Obligor, to assign all or a portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "ASSIGNEE"), and in the event of any such assignment to an Assignee. At the request of Lender and any such Assignee, each Obligor shall issue one or more new Notes, as applicable, to any such Assignee and, if Lender has retained any of its rights and obligations following such assignment, to Lender, which new Notes shall be issued in replacement, but not shall be construed as a novation of the Obligations evidenced by the Notes held by Lender prior to such assignment which are being replaced and superseded by the new Notes and shall reflect the amount of the respective Commitments and Loans held by such Assignee and Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Lender and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Lender hereunder (and under any and all other Loan Documents) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between Lender and such Assignee, and Lender shall be released from its obligations hereunder and thereunder to a corresponding extent. Lender may furnish any information concerning any Obligor in its possession from time to time to prospective Assignees, PROVIDED that Lender shall require any such prospective Assignees to agree in writing to maintain the confidentiality of such information, except as required by applicable laws or Governmental Authorities.

     (b) Participations. Each Obligor hereby agrees that Lender, in its sole discretion, shall have the unrestricted right at any time and from time to time, and without the consent of or notice to any Obligor, to grant participating interests in its obligation to lend hereunder and/or all or any part of the Obligations to one or more banks or other financial institutions (each, a "PARTICIPANT"). In the event of any such grant by Lender of a participating interest to a Participant, Lender shall remain responsible for the performance of its obligations hereunder and each Obligor shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations hereunder. Lender may furnish any information concerning any Obligor in its possession from time to time to Participants and prospective Participants, PROVIDED that Lender shall require any such Participants and prospective Participants to agree in writing to maintain the confidentiality of such information, except as required by applicable laws or Governmental Authorities.

     (c) Pledge to Federal Reserve Banks. Lender and each Assignee shall have the unrestricted right at any time and from time to time, and without the consent of or notice to any Obligor, to pledge or assign all or any portion of its rights under this Agreement, any Note or any other Loan Document to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, PROVIDED that no such pledge or assignment or enforcement thereof shall release Lender or such Assignee from its obligations hereunder or thereunder.

     Section 10.7 Costs, Expenses, Indemnification.

     (a) Each Obligor agrees to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, execution, delivery, filing and recording of any of the Loan Documents or in connection with any amendments, modifications or waivers of any of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated), including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under any of the Loan Documents including without limitation, ongoing advice relating to the administration, protection, collection and/or other enforcement of this Agreement or any of the other Loan Documents following the effectiveness of this Agreement and all costs and expenses, if any, in connection with the administration, protection, collection and/or other enforcement of this Agreement or any of the Loan Documents. In addition, each Obligor shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any of the Loan Documents, and agrees to hold and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes and fees.

     (b) To the fullest extent permitted by applicable law, each Obligor agrees to defend, indemnify and hold harmless Lender, any other holder of the Obligations and each of the present and future shareholders, partners, directors, officers, employees, agents, counsel and successors and assigns of each of them (collectively with Lender, the "LENDER PARTIES") from and against any and all loss, cost, expense, claim, liability (including strict liability) or asserted liability incurred from or out of the Loans made to any Obligor, the execution, delivery or performance of this Agreement, the Bank Swap Agreement or any Reimbursement Agreement any Obligor, or any of the documents or instruments to be executed and delivered hereunder by any Obligor, or otherwise arising out of the debtor/creditor relationship between any Obligor, Lender or Lender Parties relating to the Loans made to any Obligor, the Bank Swap Agreement, any Reimbursement Agreement or any of the other Obligations of any Obligor, the exercise of any of Lender's rights under the Loans made to any Obligor, the Bank Swap Agreement, any Reimbursement Agreement or any of the other Obligations of any Obligor any litigation or proceeding instituted or conducted by any Governmental Authority, any act or omission of Lender or otherwise, except to the extent (and only to the extent) that the same arises from the gross negligence or willful misconduct of Lender. Each Obligor shall have the right to choose counsel to defend any such action, provided that such counsel is acceptable to Lender and provided further that no Obligor nor such counsel shall settle or compromise any such claim with respect to Lender without the prior written consent of Lender.

     (c) Without limiting the generality of the preceding subparagraph (b) each Obligor agrees to defend, protect, indemnify and hold harmless Lender Parties from and against, and to reimburse Lender Parties on demand with respect to, any and all matters of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Lender

Parties at any time and from time to time by reason of or arising out of any violation of any Environmental Laws, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, Release or threatened Release of any Contaminant or any action, suit, proceeding or investigation brought or threatened with respect to any Contaminant (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case, including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. Each Obligor shall have the right to choose counsel to defend any such action, provided that such counsel is acceptable to Lender and provided further that no Obligor nor such counsel shall settle or compromise any such claim with respect to Lender without the prior written consent of Lender.

     (d) The obligations of the Obligors described in this Section 10.7 shall survive the closing of the transactions described in this Agreement for a period of two (2) years following the full and final payment in Dollars and satisfaction in full of the Notes, the Bank Swap Agreement, the Reimbursement Agreements and the other Obligations.

     Section 10.8 Right of Setoff. Each Obligor hereby grants to Lender a continuing lien, security interest and right of setoff as security for all of the Obligations and other liabilities of such Obligor to Lender, whether now existing or hereafter arising, upon and against all its deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under common control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time and from time to time after the occurrence and during the continuance of an Event of Default, without demand or notice (any such demand or notice being expressly waived by each Obligor), Lender may setoff the same or any part thereof and apply the same to any Obligation or other liability of any Obligor to Lender, even though unmatured, irrespective of whether or not Lender shall have made any demand under this Agreement or any other Loan Document and regardless of the adequacy of any other collateral securing such Obligations and liabilities. ANY AND ALL RIGHTS TO REQUIRE LENDER TO MARSHAL OR OTHERWISE EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OR ALL OF SUCH OBLIGATIONS AND LIABILITIES PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF ANY OBLIGOR ARE HEREBY KNOWINGLY, VOLUNTARILY OR IRREVOCABLY WAIVED. The rights of the Lender under this Section 10.8 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

     Section 10.9 Governing Law; Jurisdiction; Waivers.

     (a) This Agreement and the other Loan Documents shall be construed in accordance with and governed by the laws of the State of Connecticut (without regard to its conflict of laws rules). It is the express intention of Lender and each Obligor that the laws of the State of Connecticut (but not its conflict of laws rules) apply to the entirety of the transactions evidenced by the Loan Documents.

     (b) Each Obligor hereby irrevocably submits, for itself and its property, to the nonexclusive jurisdiction of any Connecticut State or United States Federal court sitting in the State of Connecticut, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each Obligor hereby irrevocably and unconditionally agrees that all claims in respect to such action or proceeding may be heard and determined in such Connecticut State or Federal court. Each Obligor irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the applicable Obligor at the address specified in Section 10.3. Each Obligor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (c) Nothing in this Section 10.9 shall affect the right of Lender to serve legal process in any other manner permitted by law or affect any right that Lender may otherwise have to bring an action or proceeding relating to this Agreement or the other Loan Documents against any Obligor or its properties in the courts of any jurisdiction, including without limitation, the courts (State and Federal) of or sitting in the Commonwealth of Massachusetts.

     (d) Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any Connecticut State or Federal Court (or other State or Federal Court chosen by Lender as provided above). Each Obligor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (e) To the extent that any Obligor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise,) with respect to any Obligor or its property, each Obligor hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the Notes and the other Loan Documents.

     (f) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OBLIGOR HEREBY WAIVES DEMAND, PRESENTMENT FOR PAYMENT, PROTEST, NOTICE OF PROTEST, NOTICE OF DISHONOR, DILIGENCE IN COLLECTION, NOTICE OF NONPAYMENT OF THIS AGREEMENT AND ANY NOTES AND ANY AND ALL NOTICES OF A LIKE NATURE. FURTHER, TO THE EXTENT NOT OTHERWISE EXPRESSLY PROVIDED HEREIN, EACH OBLIGOR EXPRESSLY WAIVES ALL DEFENSES OF SURETYSHIP OR IMPAIRMENT OF

COLLATERAL. EACH OBLIGOR ACKNOWLEDGES AND STIPULATES THAT THE WAIVERS AND AUTHORIZATIONS GRANTED ABOVE ARE MADE KNOWINGLY AND FREELY AND AFTER FULL CONSULTATION WITH COUNSEL.

     Section 10.10 Payment Set-Aside. To the extent that any Obligor or any other Person makes a payment or payments to Lender (whether hereunder, under any Note or under any of the other Loan Documents) with respect to the Obligations, or Lender enforces its security interests or rights or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to any Obligor or such Person, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action) in each case in connection with any bankruptcy or similar proceeding involving any Obligor or such Person, then to the extent of any such restoration, the Obligations or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred, whereupon this Agreement shall be automatically reinstated without any further action by any Obligor and Lender and continue to be fully applicable to such Obligations to the same extent as though the payment so repaid or recovered had never been originally made on such Obligation.

     Section 10.11 Entire Agreement, Severability of Provisions.

     (a) This Agreement and the other Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the other Loan Documents. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Agreement and the other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and/or the other Loan Documents. This Agreement and the other Loan Documents may not be amended or modified except by a written instrument describing such amendment or modification executed by the Obligors and Lender. Nothing in this Agreement or in the other Loan Documents, express or implied, is intended to confer upon any party other than the parties hereto and thereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     (b) If any one or more terms or provisions contained in this Agreement or in any of the other Loan Documents or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be held invalid, illegal or unenforceable, such terms or provisions shall be ineffective as to such jurisdiction only to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or thereof or the application of such term or provision to circumstances other than those as to which it is held invalid, illegal or unenforceable. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     Section 10.12 Waivers of Jury Trial, Consequential Damages, Etc.

     (a) EACH OBLIGOR AND LENDER (BY ACCEPTANCE OF THE NOTES) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF ANY OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH OBLIGOR AND LENDER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

     (b) EACH OBLIGOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. EACH OBLIGOR ACKNOWLEDGES AND STIPULATES THAT THE WAIVERS AND AUTHORIZATIONS GRANTED ABOVE ARE MADE KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AND AFTER FULL CONSULTATION WITH COUNSEL AND CONSTITUTE A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOANS.

     Section 10.13 Replacement of a Note or other Loan Document. Upon receipt by any Obligor of an affidavit of an officer of Lender as to the loss, theft, destruction, or mutilation of any Note of any Obligor or any other Loan Document to which any Obligor is a party which is not of public record, and, in the case of any such loss, theft, or destruction or mutilation, upon cancellation of such Note or other Loan Document, the applicable Obligor will issue and/or execute and deliver, in lieu thereof, a replacement note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

     Section 10.14 Survival of Agreement. All covenants, agreements, representations and warranties made by any Obligor in this Agreement and in the certificates or other instruments prepared or delivered by it or on its behalf in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by Lender and shall survive the making by Lender of the Loans and delivery of this Agreement and the other Loan Documents, regardless of any investigation made by Lender or on its behalf, and shall continue in full force and effect as long as any Obligation is outstanding and so long as the Commitments and/or any Bank Swap Agreement have not been terminated. The provisions of Sections 2.17, 10.7 and 10.10 hereof shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Obligations, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of Lender.

     Section 10.15 Construction. Each covenant contained in Articles V, VI and VII of this Agreement shall be construed (absent an express contrary provision therein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.

     Section 10.16 Captions. Article and Section titles in the Loan Documents are included for convenience only and do not define, limit, or describe the scope of the provisions thereof.

     Section 10.17 Counterparts. This Agreement may be executed and delivered in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                       THE NEXT PAGE IS THE SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WITNESSES (AS TO ALL):


_______________________________     ZYGO CORPORATION



_______________________________     By: /s/ RICHARD M. DRESSLER
                                        ----------------------------------------
                                             Richard M. Dressler
                                             Its Treasurer

                                    ZTO PROPERTY HOLDINGS, LLC

                                    By: /s/ RICHARD M. DRESSLER
                                         ---------------------------------------
                                             Richard M. Dressler
                                             Its Treasurer

                                    ZYGO TERAOPTIX, INC.

                                    By: /s/ RICHARD M. DRESSLER
                                        ----------------------------------------
                                             Richard M. Dressler
                                             Its Treasurer

                                    FLEET NATIONAL BANK

                                    By: /s/ MATTHEW E. HUMMEL
                                        ----------------------------------------
                                             Matthew E. Hummel
                                             Its Senior Vice President